Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Sixth Amendment”), dated as of August 30, 2022, is by and among FIRSTCASH, INC. (f/k/a FIRST CASH FINANCIAL SERVICES, INC.), a Delaware corporation (the “Borrower”), FIRSTCASH HOLDINGS, INC., a Delaware corporation (“Holdings”), certain Subsidiaries of the Borrower party hereto (collectively, the “Loan Guarantors”), the lenders identified on the signature pages hereto as the Lenders (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Loan Guarantors party thereto, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 25, 2016 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Sixth Amendment, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Credit Agreement. From and after the Sixth Amendment Effective Date (as defined below) the Credit Agreement is amended pursuant to this Sixth Amendment to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A to this Sixth Amendment.

1.2 Commitments. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Aggregate Commitment (as in effect prior to the date hereof) shall be increased by an aggregate principal amount equal to $90,000,000. Each of the parties hereto agrees that, after giving effect to Sixth Amendment, the revised Commitment of each Lender (as of the Sixth Amendment Effective Date) shall be as set forth on Annex B attached hereto. In connection with this Sixth Amendment, the outstanding Loans and participation interests in existing Letters of Credit shall be reallocated by causing such fundings and repayments (which shall not be subject to any processing and/or recordation fees) among the Lenders of the Loans as necessary such that, after giving effect to increases to this Sixth Amendment, each Lender will hold Loans based on its Commitment (after giving effect to such increases). The Borrower shall be responsible for any costs arising under Section 3.4 of the Credit Agreement resulting from such reallocation and repayments. The increase in the Aggregate Commitment pursuant to this Sixth Amendment shall not be considered a Revolving Facility Increase pursuant to Section 2.24.

1.3 Amendments to Exhibits. From and after the Sixth Amendment Effective Date (as defined below) Exhibit “F” to the Credit Agreement is amended and restated as set forth on Annex C to this Sixth Amendment.

1.4 Lender Joinder. Upon execution of this Sixth Amendment, each Lender identified on Schedule 1.4 hereto (each a “New Lender”) shall be a party to the Credit Agreement and have all of the rights and obligations of a Lender thereunder and under the other Loan Documents. Each New Lender (a) represents and warrants that it is legally authorized to enter into this Sixth Amendment and this Sixth Amendment is the legal, valid and binding obligation of such New Lender, enforceable against it in accordance with its terms; (b) confirms that it has received a copy of the Credit Agreement, this Sixth Amendment and all of the Exhibits and Schedules thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Sixth Amendment; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (d) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. The Commitment of each New Lender after giving effect to this Sixth Amendment shall be as set forth on Annex B to this Sixth Amendment. Each of the Loan Parties agrees that, as of the Sixth Amendment Effective Date, each New Lender shall (a) be a party to the Credit Agreement and the other Loan Documents (as applicable), (b) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

1.5 Term SOFR. Notwithstanding the foregoing, all “Eurodollar Advances” (as defined in the Existing Credit Agreement) outstanding as of the date hereof shall remain Eurodollar Advances outstanding under the Credit Agreement until the end of the current Interest Period applicable thereto and, upon the expiration of such current Interest Period, shall be converted to SOFR Advances with an Interest Period of one (1) month (the “SOFR Conversion”). Subject to the SOFR Advances, all other terms and conditions set forth in the Credit Agreement with respect to Eurodollar Advances shall apply to such “Eurodollar Advances” (as defined in the Existing Credit Agreement), mutatis mutandis.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions. This Sixth Amendment shall become effective as of the day and year set forth above (the “Sixth Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a) Executed Amendment. The Agent shall have received a copy of this Sixth Amendment duly executed by each of the Loan Parties, the Required Lenders and the Agent.

(b) Default. After giving effect to this Sixth Amendment, no Default or Unmatured Default shall exist.

(c) Fees and Expenses. The Agent shall have received from the Borrower (i) the fees agreed to between the Lenders and the Borrower related to this Sixth Amendment (including, for

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the avoidance of doubt, the fees set forth in the Sixth Amendment Engagement Letter) and (ii) such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Sixth Amendment.

(d)	Loan Party Documents. The Loan Parties shall have furnished to the Agent:

(i)

Either (x) a certificate of an officer of each Loan Party certifying that the articles or certificate of incorporation of each Loan Party have not been amended, restated or otherwise modified since the Closing Date or (y) copies of the articles or certificate of incorporation of each Loan Party, together with all amendments, each certified by the appropriate governmental officer in such Loan Party’s jurisdiction of incorporation to the extent such documents have been amended since the Closing Date.

(ii)

For each Loan Party its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of this Sixth Amendment and any other Loan Documents to which such Loan Party is a party and either (x) a certificate of an officer of each Loan Party certifying that its by-laws have not been amended, restated or otherwise modified since the Closing Date or (y) copies of its by-laws to the extent such document has been amended since the Closing Date.

(iii)

Certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(iv)

An opinion or opinions (including, if requested by the Agent, local counsel opinions) of counsel for the Loan Parties dated the date hereof and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each such Loan Party and opinions as to the non-contravention of such Loan Party’s organizational documents).

ARTICLE III

MISCELLANEOUS

3.1 Amended Terms. On and after the Sixth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Sixth Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Sixth Amendment.

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(b) This Sixth Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Sixth Amendment.

(d) At the time of and immediately after giving effect to this Sixth Amendment, the representations and warranties contained in Article V of the Credit Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case described in clauses (i) and (ii) above, on and as of the date of this Sixth Amendment as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

(e) After giving effect to this Sixth Amendment, no event has occurred and is continuing which constitutes a Default or Unmatured Default.

(f) The Obligations and Guaranteed Obligations are not reduced or modified by this Sixth Amendment and are not subject to any offsets, defenses or counterclaims.

3.3 Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations and Guaranteed Obligations.

3.4 Loan Document. This Sixth Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Sixth Amendment, including without limitation the reasonable and documented fees and expenses of the Agent’s legal counsel.

3.6 Further Assurances. The Loan Parties agree to promptly take such action, upon the reasonable request of the Agent, as is necessary to carry out the intent of this Sixth Amendment.

3.7 Entirety. This Sixth Amendment and the other Loan Documents embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8 Counterparts; Telecopy. This Sixth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Sixth Amendment by telecopy or other electronic means shall be effective as an original.

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3.9 No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10 CHOICE OF LAW. THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

3.11 Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.12 Consent to Jurisdiction; Waiver of Jury Trial. The terms of Sections 15.2 and 15.3 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Sixth Amendment to be duly executed on the date first above written.

BORROWER:	FIRSTCASH, INC., a Delaware corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

Address for Notices for Borrower:

1600 W. 7th Street
Fort Worth, TX 76102
Attention: Rick L. Wessel
Phone: (817) 460-3947
Fax: (817) 461-7019

HOLDINGS:	FIRSTCASH HOLDINGS, INC., a Delaware corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS:	FAMOUS PAWN, INC.,
a Maryland corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS CO, INC.,
a Colorado corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	PAWN TX, INC.,
a Texas corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

LTS, INCORPORATED,
a Colorado corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	MISTER MONEY — RM, INC.,
a Colorado corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS SC, INC., a South Carolina corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS NC, INC., a North Carolina corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FRONTIER MERGER SUB, LLC (S/B/M CASH AMERICA INTERNATIONAL, INC.), a Texas limited liability company

By: FIRSTCASH, INC. (F/K/A FIRST CASH FINANCIAL SERVICES, INC.), its sole member

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	FCFS TN, INC. (F/K/A CASH AMERICA CENTRAL, INC.), a Tennesse corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA EAST, INC., a Florida corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA HOLDING, INC., a Delaware corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA MANAGEMENT L.P., a Delaware limited partnership

By: CASH AMERICA HOLDING, INC., its general partner

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA PAWN L.P., a Delaware limited partnership

By: CASH AMERICA HOLDING, INC., its general partner

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	CASH AMERICA WEST, INC., a Nevada corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA INC., a Delaware corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA, INC. OF ILLINOIS, and Illinois corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA, INC. OF LOUISIANA, a Delaware corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA, INC. OF NORTH CAROLINA, a North Carolina corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	CASH AMERICA OF MISSOURI, INC., a Missouri corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

GEORGIA CASH AMERICA, INC., a Georgia corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	FIRSTCASH, INC., a Nevada corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS OK, INC., an Oklahoma corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS MO, INC., a Missouri corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS IN, INC., an Indiana corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	FCFS KY, INC., a Kentucky corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

AMERICAN FIRST FINANCE, LLC, a Delaware limited liability corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

Address for Notices for all Loan Guarantors:

1600 W. 7th Street Fort Worth, TX 76102 Attention: Rick L. Wessel Phone: (817) 460-3947 Fax: (817) 461-7019

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender

	By:	/s/ Grerg D. Campbell
	Name:	Greg D. Campbell
	Title:	Senior Vice President

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Kelly Shield
	Name:	Kelly Shield
	Title:	Managing Director

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Daryl Stafford
	Name:	Daryl Stafford
	Title:	Vice President

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	BOKF, NA d/b/a Bank of Texas, as a Lender

	By:	/s/ J. William McCoy
	Name:	J. William McCoy
	Title:	Senior Vice President

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	Zions Bancorporation, N.A. dba Amegy Bank, as a Lender

	By:	/s/ Travis Gallatin
	Name:	Travis Gallatin
	Title:	Senior Vice President

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER:	FIRST HORIZON BANK, as a Lender

	By:	/s/ Jeffrey Flagg
	Name:	Jeffrey Flagg
	Title:	Vice President

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER:	PROSPERITY BANK, as a Lender

	By:	/s/ Steve Lombardi
	Name:	Steve Lombardi
	Title:	Senior Vice President

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER:	SOUTHSIDE BANK, as a Lender

	By:	/s/ Landon Brim
	Name:	Landon Brim
	Title:	Senior Vice President

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER:	VERITEX COMMUNITY BANK, as a Lender

	By:	/s/ Ryan Wark
	Name:	Ryan Wark
	Title:	Vice President

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER:	INDEPENDENT BANK, as a Lender

	By:	/s/ Jennifer Baggs Kamacioglu
	Name:	Jennifer Baggs Kamacioglu
	Title:	Senior Vice President

FIRSTCASH, INC.

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER:	CROSSFIRST BANK, as a Lender

	By:	/s/ Shaley Thomas
	Name:	Shaley Thomas
	Title:	Corporate Banker

Schedule 1.4

New Lenders

1. Fifth Third Bank, National Association

2. Veritex Commnity Bank

3. CrossFirst Bank

Annex A

[see attached]

Published CUSIP Numbers: 31943HAA5

31943HAB3

~~Execution Versions~~

COMPOSITE COPY

Incorporating,

First Amendment, dated as of May 30, 2017

Second Amendment, dated as of October 4, 2018

Third Amendment, dated as of December 19, 2019

Fourth Amendment, dated as of November 9, 2020

Fifth Amendment, dated as of December 8, 2021

Sixth Amendment, dated as of August 30, 2022

$~~500,000,000.00~~590,000,000.00

AMENDED AND RESTATED CREDIT AGREEMENT

among

FIRSTCASH, INC. (f/k/a FIRST CASH FINANCIAL SERVICES, INC.),

as Borrower,

HOLDINGS AND CERTAIN SUBSIDIARIES OF THE BORROWER

FROM TIME TO TIME PARTY HERETO,

as Loan Guarantors,

THE LENDERS PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent

Dated as of July 25, 2016

WELLS FARGO SECURITIES, LLC, FIFTH THIRD BANK, NATIONAL ASSOCIATION and

TEXAS CAPITAL BANK

as ~~Sole~~Joint Lead ~~Arranger~~Arrangers and ~~Sole Lead Bookrunner~~Joint Bookrunners

Prepared by:

TABLE OF CONTENTS

Page
ARTICLE I. DEFINITIONS	1
1.1 Defined Terms	1
1.2 Other Interpretive Provisions	~~29~~33
1.3 Accounting Terms	34
1.4 Rounding	~~30~~35
1.5 References to Agreements and Laws	~~30~~35
1.6 Foreign Currency Denomination	35
1.7 Divisions	35
1.8 Rates	~~31~~35

ARTICLE II. THE CREDITS	~~32~~37
2.1 Commitment	~~32~~37
2.2 Required Payments; Termination	~~32~~37
2.3 Ratable Loans	~~32~~37
2.4 Types of Advances	~~32~~37
2.5 Commitment Fee; Reductions in Aggregate Commitment; Administrative Fee	~~32~~37
2.6 Minimum Amount of Each Advance	~~33~~38
2.7 Optional Principal Payments	~~33~~38
2.8 Method of Selecting Types and Interest Periods for New Advances	~~33~~38
2.9 Conversion and Continuation of Outstanding Advances	~~33~~39
2.10 Changes in Interest Rate; Applicable Margin	~~34~~39
2.11 Rates Applicable After Default	~~34~~39
2.12 Method of Payment	~~34~~40
2.13 Noteless Agreement; Evidence of Indebtedness	~~34~~40
2.14 Telephonic/Electronic Notices	~~35~~40
2.15 Interest Payment Dates; Interest and Fee Basis	~~35~~41
2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions	~~35~~41
2.17 Lending Installations	~~36~~41
2.18 Non-Receipt of Funds by the Agent	~~36~~41
2.19 Letters of Credit	~~36~~42
2.20 Mitigation Obligations; Replacement of Lenders~~.~~	~~42~~48
2.21 Cash Collateral~~.~~	~~43~~49
2.22 Defaulting Lenders~~.~~	~~44~~50
2.23 Pro Rata Treatment and Payments~~.~~	~~46~~52
2.24 Incremental Facility~~.~~	54
2.25 Term SOFR Conforming Changes	55

ARTICLE III. YIELD PROTECTION; TAXES	~~49~~55
3.1 Yield Protection	~~49~~55
3.2 Changes in Capital Adequacy Regulations	~~49~~56
3.3 [Reserved]	~~50~~56
3.4 Funding Indemnification	~~50~~56
3.5 Taxes	~~50~~57
3.6 Changed Circumstances	~~53~~60

i

Page
3.7 Illegality~~.~~	~~56~~63

ARTICLE IV. CONDITIONS PRECEDENT	~~56~~64
4.1 Effective Date	~~56~~64
4.2 Initial Advance	~~57~~65
4.3 Each Advance	~~58~~66

ARTICLE V. REPRESENTATIONS AND WARRANTIES	~~59~~67
5.1 Existence and Standing	~~59~~67
5.2 Authorization and Validity	~~59~~67
5.3 No Conflict; Government Consent	~~59~~67
5.4 Financial Statements	~~60~~68
5.5 Material Adverse Change	~~60~~68
5.6 Taxes	~~60~~68
5.7 Litigation	68
5.8 Subsidiaries	~~60~~69
5.9 ERISA	~~60~~69
5.10 Accuracy of Information	~~61~~69
5.11 Regulation U	~~61~~69
5.12 Material Agreements	~~61~~70
5.13 Compliance With Laws	~~61~~70
5.14 Ownership of Properties	~~61~~70
5.15 Plan Assets; Prohibited Transactions	~~61~~70
5.16 Environmental Matters	~~62~~70
5.17 Subordinated Indebtedness	~~62~~70
5.18 Insurance	~~62~~70
5.19 Solvency	~~62~~71
5.20 Compliance with FCPA~~.~~	~~62~~71
5.21 Investment Company Act; etc	~~62~~71
5.22 Reserved~~.~~	~~62~~71
5.23 USA PATRIOT ACT NOTIFICATION ~~62~~; OFAC	71
5.24 Embargoed Person	~~63~~72

ARTICLE VI. COVENANTS	~~63~~72
6.1 Financial Reporting	~~63~~72
6.2 Use of Proceeds	~~65~~74
6.3 Notices	~~65~~74
6.4 Conduct of Business	~~65~~74
6.5 Taxes	~~65~~75
6.6 Insurance	~~66~~75
6.7 Compliance with Laws	~~66~~75
6.8 Maintenance of Properties	~~66~~75
6.9 Inspection	~~66~~75
6.10 Depository	~~66~~76
6.11 Indebtedness	~~66~~76
6.12 Merger	~~68~~77
6.13 Sale of Assets	~~68~~77

Page
6.14 Investments and Acquisitions	~~69~~78
6.15 Liens	~~69~~79
6.16 Negative Pledges	~~72~~82
6.17 Affiliates	~~72~~82
6.18 Non-Loan Party Transactions	~~73~~82
6.19 Financial Covenants	~~73~~83
6.20 Subsidiaries as Guarantors	~~74~~84
6.21 Restricted Payments~~.~~	~~74~~84
6.22 Corporate Changes	~~75~~85
6.23 Books and Records	~~75~~85
6.24 Public/Private Designation	~~75~~85

~~.    TheLoan Parties shall, and will cause each Subsidiary to, cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Loan Parties to the Agent and Lenders (collectively, “Information Materials”) and will designate Information Materials (i) that are either available to the public or not material with respect to the Loan Parties and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”75~~

ARTICLE VII. DEFAULTS	~~75~~85
7.1 Misrepresentations	~~75~~85
7.2 Nonpayment of Obligations	~~75~~86
7.3 Breach of Covenants	~~75~~86
7.4 Bankruptcy Default	~~76~~86
7.5 [Reserved]	~~76~~87
7.6 Other Indebtedness	~~76~~87
7.7 [Reserved]~~.~~	~~77~~87
7.8 [Reserved]~~.~~	~~77~~87
7.9 Invalidity of Guaranty	~~77~~87
7.10 Change in Control	~~77~~87
7.11 Judgment Default	~~77~~87
7.12 ERISA Default	~~77~~88
7.13 [Reserved]~~.~~	~~77~~88
7.14 [Reserved]~~.~~	~~77~~88
7.15 Reviews and/or Fines	~~77~~88

ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	~~77~~88
8.1 Acceleration	~~77~~88
8.2 Amendments	~~78~~88
8.3 Preservation of Rights	~~79~~90

ARTICLE IX. GENERAL PROVISIONS	~~79~~90
9.1 Survival of Representations	~~79~~90
9.2 Governmental Regulation	~~79~~90
9.3 Headings	~~79~~90

Page
9.4 Entire Agreement	~~79~~90
9.5 Several Obligations; Benefits of this Agreement	~~80~~91
9.6 Expenses; Indemnification	~~80~~91
9.7 Numbers of Documents	~~80~~92
9.8 [Reserved]	~~81~~92
9.9 Severability of Provisions	~~81~~92
9.10 Nonliability of Lenders	~~81~~92
9.11 Confidentiality	~~81~~92
9.12 Nonreliance	~~82~~93
9.13 Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~82~~93
9.14 Amendment and Restatement	~~82~~94

9.15 Acknowledgement Regarding any Supported QFCs~~. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):~~

~~83~~94

ARTICLE X. THE AGENT	~~84~~95
10.1 Appointment and Authority~~.~~	~~84~~95
10.2 Nature of Duties~~.~~	~~84~~95
10.3 Exculpatory Provisions~~.~~	~~84~~96
10.4 Reliance by Agent~~.~~	~~85~~97
10.5 Notice of Default~~.~~	~~85~~97
10.6 Non-Reliance on Agent and Other Lenders~~.~~	~~86~~97
10.7 Indemnification~~.~~	~~86~~98
10.8 Agent in Its Individual Capacity~~.~~	~~86~~98
10.9 Resignation of Agent~~.~~	~~87~~98
10.10 Guaranty Matters~~.~~	~~88~~99
10.11 Agent’s Reimbursement and Indemnification	~~88~~100
10.12 Banking Services~~.~~	~~88~~100

ARTICLE XI. SETOFF; RATABLE PAYMENTS	~~90~~102
11.1 Setoff	~~90~~102
11.2 Ratable Payments	~~91~~103

ARTICLE XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	~~91~~103
12.1 Successors and Assigns	~~91~~103
12.2 Participations	~~91~~103

Page
12.3 Successors and Assigns	~~92~~104
12.4 Dissemination of Information	~~95~~108

ARTICLE XIII. NOTICES	~~96~~108
13.1 Notices	~~96~~108
13.2 Change of Address	~~96~~108

ARTICLE XIV. COUNTERPARTS	~~96~~108

ARTICLE XV. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; MAXIMUM RATE	~~96~~108
15.1 CHOICE OF LAW	~~96~~108
15.2 CONSENT TO JURISDICTION	~~96~~109
15.3 WAIVER OF JURY TRIAL	~~97~~109
15.4 MAXIMUM RATE	~~97~~109

ARTICLE XVI. LOAN GUARANTY	~~98~~110
16.1 Guaranty	~~98~~110
16.2 Guaranty of Payment	~~98~~111
16.3 No Discharge or Diminishment of Loan Guaranty	~~98~~111
16.4 Defenses Waived	~~99~~112
16.5 Rights of Subrogation	~~100~~112
16.6 Reinstatement; Stay of Acceleration	~~100~~112
16.7 Information	~~100~~112
16.8 Termination	~~100~~113
16.9 Taxes	~~100~~113
16.10 Maximum Liability	~~100~~113
16.11 Contribution	~~101~~113
16.12 Liability Cumulative	~~101~~114
16.13 Keepwell	~~101~~114
16.14 Entire Agreement	~~102~~114
16.15 Texas Pawnshop Act	~~102~~115

ARTICLE XVII. STATUTE OF FRAUDS NOTICE	~~102~~115
~~17.1~~ ENTIRE AGREEMENT – SECTION 26.02 NOTICE	~~102~~115

v

LIST OF SCHEDULES, EXHIBITS, AND APPENDIX

Exhibit “A”	-	Form of Compliance Certificate
Exhibit “B”	-	Form of Joinder Agreement
Exhibit “C”	-	Form of Assignment and Assumption
Exhibit “D”	-	Form of Account Designation Letter
Exhibit “E”	-	Form of Promissory Note
Exhibit “F”	-	Form of Borrowing Notice

Schedule 1	-	Subsidiaries
Schedule 2	-	Indebtedness and Liens
Schedule 3	-	Commitments and Pro Rata Shares
Schedule 4	-	Properties
Schedule 5	-	Investments
Schedule 6	-	Sales, transfers and other dispositions

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement, dated as of July 25, 2016, is among FIRSTCASH, INC. (f/k/a FIRST CASH FINANCIAL SERVICES, INC.), the other Loan Parties party hereto, the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender.

The Borrower has requested that the Lenders (which shall include the Agent) provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms.

As used in this Agreement:

“2018 Cash America Notes” means those certain 5.75% senior notes due May 15, 2018 issued by Cash America to the holders thereof, and any exchange notes of Cash America issued in exchange therefor pursuant to the terms of the indenture and the registration rights agreement dated May 15, 2013, in an aggregate principal amount not to exceed $300,000,000.

“Acquisition” means any transaction, or any series of related transactions (including, without limitation, related mergers, consolidations and amalgamations), consummated on or after the Closing Date, by which any Loan Party or any of its Subsidiaries (a) acquires any business, real estate assets, division, line of business or all or substantially all of the assets of any firm, corporation, partnership or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities or other Equity Interests of a corporation or other Person which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Additional Unsecured Senior Debt” means any Indebtedness of a Loan Party incurred or issued after the Closing Date which (a) is not secured, directly or indirectly, or in whole or in part, by a Lien, and (b) has a maturity date at least six (6) months after the Maturity Date and such Indebtedness shall not be subject to amortization or prepayment requirements in an aggregate principal amount of more than $90,000,000 prior to such maturity date (other than in connection with a change of control transaction or asset sale). For the avoidance of doubt, the AFF Acquisition Senior Notes shall constitute Additional Unsecured Senior Debt from and after the Fifth Amendment Effective Date.

“Adjusted ~~LIBO Rate~~Term SOFR” means, ~~with respect to any Eurodollar Advance~~ for purposes of any ~~Interest Period or for any CB Floating Rate Advance, an interest~~calculation, the rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to (a) ~~the LIBO Rate~~Term SOFR for such ~~Interest Period multiplied by (b) the Statutory Reserve Rate.~~

[Credit Agreement ~~1~~ – FirstCash, Inc.]

~~“Adjusted One Month LIBOR Rate” means an interest rate per annum equal to the sum of (i) one percent (1%) per annum plus (ii) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day)~~calculation plus (b) the Term SOFR Adjustment; provided that~~, for~~ if Adjusted Term SOFR as so determined shall ever be less than the ~~avoidance of doubt~~Floor, ~~the~~then Adjusted ~~LIBO Rate for any day~~Term SOFR shall be ~~based on~~deemed to be the ~~rate published by the ICE Benchmark Administration Limited, a United Kingdom company (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding)~~Floor.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means (i) the advancing of any Loan consisting of the aggregate amount of the several Loans of the same Type and, in the case of ~~Eurodollar~~SOFR Advances, for the same Interest Period or (ii) or the issuance of any Letter of Credit.

“AFF Acquisition” means the acquisition by the Borrower of all or substantially all of the Equity Interests of American First Finance Inc., a Kansas corporation and its Subsidiaries.

“AFF Acquisition Senior Notes” means those certain senior notes in an aggregate amount not to exceed $600,000,000 issued by the Borrower to the holders thereof in connection with the AFF Acquisition as contemplated by the Fifth Amendment; provided, that such senior notes (a) are not secured, directly or indirectly, or in whole or in part, by a Lien, and (b) have a maturity date at least six (6) months after the Maturity Date and such Indebtedness shall not be subject to amortization or prepayment requirements in an aggregate principal amount of more than $90,000,000 prior to such maturity date (other than in connection with a change of control transaction or asset sale).

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent and contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

“Agent-Related Persons” means the Agent (including any successor agent), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitment” means the aggregate of the Commitments of all Lenders, as increased and/or reduced from time to time pursuant to the terms hereof, which as of the Third Amendment Effective Date shall be equal to Five Hundred Ninety Million and no/100 Dollars ($~~500,000,000.00~~590,000,000.00).

“Aggregate Revenue Threshold” means an amount equal to eighty-five percent (85%) of the total consolidated revenue and eighty-five percent (85%) of Consolidated Total Assets, in each case, of the Loan Parties and their Domestic Subsidiaries for the most recent fiscal quarter as shown on the financial statements most recently delivered or required to be delivered pursuant to Section 6.1.

“Agreement” means this Amended and Restated Credit Agreement.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means, for any day, with respect to any Loan, the applicable spread set forth below under the caption “CBFR Spread,” “~~Eurodollar~~Adjusted Term SOFR Spread” or “Commitment Fee Rate,” as the case may be.

CBFR Spread	~~Eurodollar~~Adjusted Term SOFR Spread	Commitment Fee Rate
150 bps	250 bps	32.5 bps

“Approved Fund” has the meaning assigned to such term in Section 12.3(b).

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an eligible assignee permitted by Article XII (with the consent of any party whose consent is required by Article XII), and accepted by the Agent, in substantially the form of Exhibit C or any other form approved by the Agent.

“Authorized Officer” means the chief executive officer, the president, the chief financial officer, the treasurer, the chief operating officer or a vice president of the Borrower or any Subsidiary of the Borrower or such other representative of the Borrower or such Subsidiary as may be designated in writing by any one of the foregoing with the consent of the Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if ~~the then-current~~such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement~~ (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.6(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking

Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (e) products under any Swap Agreement.

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. In no event shall the Banking Services Obligations include any Excluded Swap Obligations.

“Bankruptcy Event” means any of the events described in Section 7.4.

~~“BBVA Mexico” means Grupo Financiero BBVA Bancomer S.A. de C.V.~~

“Benchmark” means, initially, ~~USD LIBOR~~the Term SOFR Reference Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to ~~USD LIBOR~~the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.6(c)(i).

“Benchmark Replacement” means, ~~for any Available Tenor,(a)~~ with respect to any Benchmark Transition Event ~~or Early Opt-in Election~~, the ~~first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:~~

~~(1) the~~ sum of: (~~A) Term SOFR and (B) the related Benchmark Replacement Adjustment;~~

~~(2) the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;~~

~~(3) the sum of: (A~~a) the alternate benchmark rate that has been selected by the Agent and the Borrower ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for Dollar-denominated syndicated credit facilities ~~at such time~~ and (~~B) the related Benchmark Replacement Adjustment; or~~

~~(b) with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii~~b) the related Benchmark Replacement Adjustment; provided that, ~~(i) in the case of clause (a)(1), if the Agent decides that Term SOFR is not administratively feasible for the Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion. If the~~if such Benchmark Replacement as so determined ~~pursuant to clause (a)(1), (a)(2) or (a)(3), or clause (b) of this definition~~ would be less than the Floor, ~~the~~such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable ~~Interest Period and~~ Available Tenor ~~for any setting of such Unadjusted Benchmark Replacement:~~

~~(1) for purposes of clauses (a)(1) and (b) of the definition of “Benchmark Replacement,” an amount equal to (A) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (B) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration and (C) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;~~

~~(2) for purposes of clause (a)(2) of the definition of “Benchmark Replacement,” an amount equal to 0.26161% (26.161 basis points);~~

~~(3) for purposes of clause (a)(3) of the definition of “Benchmark Replacement,”~~, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement ~~of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and~~

~~(4) for purposes of clause (c) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor~~ of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “CB Floating Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “London Banking Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date ~~of~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the ~~public~~most recent statement or publication ~~of information~~ referenced ~~therein;(c) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 3.6(c)(i)(B); or~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(d) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (a) or (b) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(c)(i).

“Borrower” means FIRSTCASH, INC. (f/k/a FIRST CASH FINANCIAL SERVICES, INC.), a Delaware corporation.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” has the meaning assigned to such term in Section 2.8.

“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Fort Worth, Texas ~~are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market~~or Charlotte, North Carolina are closed.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP on the date hereof be considered a Capitalized Lease.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash America” means Cash America International, Inc., a Texas corporation and, as of the Closing Date, a wholly-owned Subsidiary of the Borrower.

“Cash Collateralize” means, to pledge and deposit with, or deliver to the Agent, or directly to the applicable L/C Issuer (with notice thereof to the Agent), for the benefit of one or more of L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Agent and the applicable L/C Issuer shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Agent and such L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalent Investments” means (a) United States Dollar denominated time deposits and certificates of deposit of (i) any Lender, or (ii) any bank (other than the Lenders) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than one (1) year from the date of acquisition, (b) investments, classified in accordance with GAAP as current assets in money market investment programs registered under and in compliance with the Investment Company Act of 1940, which are administered by reputable financial institutions having capital of at least $100,000,000.00, (c) mutual funds, administered by reputable financial institutions having capital of at least $100,000,000.00 and registered under and in compliance with the Investment Company Act of 1940, that invest in and direct investments in obligations of any state of the United States or any political subdivision thereof or municipality thereof the interest with respect to which is exempt from federal income taxation under Section 103 of the Code and rated A-1 or higher, or AA or higher by Standard and Poor’s Corporation, or P-1 or higher, or Aa or higher by Moody’s Investors Services, and (d) auction rate floaters and similar short term (one (1) to sixty (60) day maturities) gilt edge investments in pools of bonds whose income is exempt from federal taxation, which are issued by entities that are rated in the highest rating category of Standard and Poor’s Corporation and/or Moody’s Investors Service.

“CB Floating Rate” means, as of any date of determination, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%; provided that the CB Floating Rate shall never be less than the sum of Adjusted ~~One Month LIBOR Rate~~Term SOFR for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the CB Floating Rate due to a change in the Prime Rate or ~~the~~ Adjusted ~~One Month LIBOR Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate or ~~the~~ Adjusted ~~One Month LIBOR Rate~~Term SOFR, respectively.

“CB Floating Rate Advance” means any Advance when and to the extent that its interest rate is determined by reference to the CB Floating Rate.

“Change in Control” means, with respect to the Borrower, an event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of thirty-five percent (35%) or more of the voting stock of Holdings, (b) at any time, Holdings shall fail to own one hundred percent (100%) of the Equity Interests of the Borrower or (c) during any period of twelve (12) consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of such board on the first (1st) day of such period, (ii) whose election or nomination to such board was approved by individuals referred to in subsection (i) above constituting at the time of such election or nomination at least a majority of such board, or (iii) whose election or nomination to such board was approved by individuals referred to in subsections (i) and (ii) above constituting at the time of such election or nomination at least a majority of such board.

“Change in Law” means the occurrence after the Effective Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case arising under clauses (x) or (y) be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which the conditions set forth in Sections 4.1 and 4.2 have been satisfied.

“Closing Date Stock Payment” means certain one-time cash settlement payments on the Closing Date to the holders of the Restricted Stock Unit Awards in accordance with the terms of Section 3.3(a) of the Merger Agreement as in effect on the Closing Date.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth in Schedule 3, as such amount may be modified from time to time pursuant to the terms hereof.

“Committed Funded Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans and Pro Rata Share of L/C Obligations at such time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “CB Floating Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.4 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, for any period, an amount determined for the Loan Parties and their Subsidiaries on a consolidated basis equal to:

(a)    Consolidated Net Income;

plus,

(b)    the sum, without duplication, of the amounts for such period (to the extent deducted in determining Consolidated Net Income) of the following:

(i)    Consolidated Interest Expense;

(ii)    expense for taxes, including federal, foreign, state, local, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds);

(iii)    depreciation and amortization, including amortization or charge-off of intangible assets;

(iv)    any out-of-pocket fees or expenses, losses or charges (other than depreciation or amortization expense) related to any issuance, Investment, Acquisition,

disposition, conveyance or recapitalization or the incurrence or repayment of Indebtedness (including a refinancing or amendment, waiver or modification thereof), in each case, permitted under this Agreement (including any such transaction consummated prior to or after the Closing Date and any such transaction undertaken whether or not successful) in an aggregate amount not to exceed $30,000,000 in any four (4) fiscal quarter period;

(v)    any out-of-pocket fees or expenses payable upon the consummation of issuances of Additional Unsecured Senior Debt in an aggregate amount not to exceed $20,000,000;

(vi)    unusual or non-recurring charges in connection with employee severance, lease terminations and lease buyouts related to closure or consolidation of stores and write-off of assets related to permitted asset sales, acquisitions, investments, restructurings and dispositions conducted after the Closing Date;

(vii)    non-recurring, non-cash charges, non-cash expenses, non-cash losses reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of or reserve for cash charges in any future period) but including, on a one-time basis, the impact relating to the implementation of the current expected credit losses methodology for credit losses accounting established under ASU 2016-13 in accordance with GAAP;

(viii)    losses on sales or dispositions of assets outside the ordinary course of business (including, for the avoidance of doubt, the Enova Disposition);

(ix)    transaction fees, costs and expenses incurred to the extent actually reimbursed by third parties pursuant to indemnification provisions or insurance;

(x)    proceeds of business interruption insurance in an amount representing the losses for the applicable period that such proceeds are intended to replace;

(xi)    Non-Cash Compensation Expenses arising from the issuance of Equity Interests, options to purchase Equity Interests and stock appreciation rights;

(xii)    non-cash loss from the early extinguishment of hedging obligations or other derivative instruments;

(xiii)    non-recurring expenses incurred with respect to litigation settlements;

(xiv)    director fees, expense reimbursements and indemnification payments paid to directors and board observers;

(xv)    non-recurring restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs, cost-savings initiatives, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, costs and expenses relating to out-placement services, future lease commitments, systems establishment costs, conversion costs and excess pension charges, consulting fees and one-time costs and expenses relating to the AFF Acquisition;

(xvi)    expected cost savings, operating expense reductions, restructuring charges and expenses and synergies as a result of permitted asset sales, acquisitions, investments, dispositions, operating improvements, restructurings, cost savings initiatives and specified transactions taken or to be taken by the Loan Parties and their Subsidiaries, net of the amount of actual benefits realized during such period from such actions; provided that such cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be reasonably identifiable and factually supportable and shall be reasonably anticipated to be realized within twenty-four (24) months after the applicable permitted asset sale, acquisition, investment, disposition, operating improvement, restructuring, cost savings initiative or specified transaction;

(xvii)    expenses, charges and fees deducted during the specified period and covered by indemnification or purchase price adjustments and earn-out payments in connection with any Permitted Acquisition, to the extent actually received in cash;

(xviii)    losses deducted during the specified period, but for which indemnity recovery is actually received in cash during such period or reasonably expected to be received within 365 days after the end of such period;

(xix)    expenses deducted during the specified period and reimbursed by third parties to the extent such reimbursements are actually received in cash during such period or reasonably expected to be received in cash within 365 days after the end of such period;

(xx)    the change in fair value of the earn-out obligations associated with the AFF Acquisition, to the extent accounted for as an expense, as required by GAAP~~.~~;

(xxi)    the amount of loss on a sale of receivables and related assets to a Securitization Subsidiary in connection with a Permitted Receivables Financing;

provided that the aggregate amount added back to Consolidated EBITDA pursuant to clauses (xv) and (xvi) for any measurement period shall not exceed 25% of Consolidated EBITDA for such measurement period (calculated prior to giving effect to any such adjustment pursuant to such clauses);

minus

(c)    non-cash items and gains on sales or dispositions of assets outside the ordinary course of business added in the calculation of Consolidated Net Income (other than (x) any such non-cash item to the extent it will result in the receipt of cash payments in any future period or in respect of which cash was received in a prior period or (y) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“Consolidated Funded Indebtedness” means, as of any date of determination, the aggregate dollar amount of Consolidated Indebtedness as of such date, whether or not such amount is due or payable at such time. For purposes of this definition, the term “Indebtedness” shall include the Revolving Principal Balance but exclude Indebtedness described in subsections (e) and (j) in the below definition of Indebtedness.

“Consolidated Indebtedness” means, at the time in question, the Indebtedness of the Loan Parties and their Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Interest Expense” means, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, all interest expense (excluding amortization of debt discount and premium, but including the interest component under Capitalized Leases and synthetic leases, non-cash interest, tax retention operating leases, off-balance sheet loans and similar off-balance sheet financing products; provided that commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing shall be excluded) for such period of the Loan Parties and their Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Loan Parties and their Subsidiaries calculated on a consolidated basis for such period, excluding (a) any income (or loss) of any Person (other than a Subsidiary of a Loan Party) in which any other Person (other than the Loan Parties or any of their Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Loan Parties or any of their Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the loan Parties or is merged into or consolidated with the Loan Parties or any of their Subsidiaries or that Person’s assets are acquired by the Loan Parties or any of their Subsidiaries, (c) the income of any Subsidiary of the Loan Parties to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other monetary items of the Loan Parties or any Subsidiary owing to the Loan Parties or any Subsidiary and any unrealized foreign exchange gains or losses relating to the translation of assets and liabilities denominated in foreign currencies, (e) any after-tax gains or non-cash losses attributable to asset sales or returned surplus assets of any Plan or similar employee benefit plan, (f) any net gains, charges or losses on disposed, abandoned and discontinued operations (other than assets held for sale) and any accretion or accrual of discontinued operations, (g) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes and (h) to the extent not included in clauses (a) through (g) above, any net extraordinary gains or net extraordinary losses.

“Consolidated Net Worth” means, at any time in question, the Consolidated Total Assets of the Loan Parties and their Subsidiaries minus consolidated total liabilities of the Loan Parties and their Subsidiaries, calculated on a consolidated basis as of such time.

“Consolidated Rentals” means, with reference to any period, the Rentals of the Loan Parties and their Subsidiaries calculated on a consolidated basis for such period.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Loan Parties and their Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet delivered pursuant to Section 6.1(a) or (b), as applicable.

“Controlled Affiliate” has the meaning assigned to it in Section 5.23(b).

“Conversion/Continuation Notice” has the meaning assigned to such term in Section 2.9.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Covered Party” has the meaning assigned to such term in Section 9.15.

“CSO ~~Program” means the program of the Loan Parties and their Subsidiaries in existence as of the Closing Date, as the same may be amended, modified or supplemented in accordance with applicable law, whereby the Loan Parties and their Subsidiaries assist customers in obtaining extensions of credit in the States of Texas and Ohio and any other States after the Closing Date that have a substantially similar program~~Obligations” means obligations to purchase, or other guarantees of, consumer loans the making of which were facilitated by Holdings, the Borrower or any Subsidiary acting as a credit services organization or other similar service provider.

“Current Maturities of Long Term Debt” means the principal portion of the long term debt of the Loan Parties and their Subsidiaries, on a consolidated basis, and the principal portion of the Capitalized Lease Obligations of the Loan Parties and their Subsidiaries, on a consolidated basis, which will be due in the twelve (12) months immediately following any date of computation of Current Maturities of Long Term Debt in accordance with GAAP, but excluding balloon payments of long term debt due at maturity if it is reasonably contemplated that such balloon payment will be refinanced on or prior to such maturity.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.~~

“Debtor Relief Laws” means the Bankruptcy Code in Title 11 of the United States Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event described in Article VII.

“Default Rate” means (a) when used with respect to the Obligations, other than Letter of Credit Fees, an interest rate equal to (i) for CB Floating Rate Advances (A) the CB Floating Rate plus (B) the Applicable Margin applicable to CB Floating Rate Advances plus (C) 2.00% per annum and (ii) for ~~Adjusted LIBO Rate Loans~~SOFR Advances, (A) ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR plus (B) the Applicable Margin applicable to ~~Adjusted LIBO Rate Loans~~SOFR Advances plus (C) 2.00% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin applicable to Letter of Credit Fees plus 2.00% per annum and (c) when used with respect to any other fee or amount due hereunder, an interest rate equal to (A) the CB Floating Rate plus (B) the Applicable Margin, applicable to CB Floating Rate Advances plus (C) 2% per annum.

“Defaulting Lender” means, subject to Section 2.22(b) any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) becomes the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer and each Lender.

“Disqualified Equity Interest” means any Equity Interests of any Person which, by the terms thereof or by the terms of any security into which such Equity Interests are convertible or for which such Equity Interests are exchangeable or exercisable at the option of the holder, or upon the happening of any event (other than an asset sale or a change of control), mature or are mandatorily redeemable pursuant to sinking fund obligations or otherwise, or are redeemable for cash, property or securities constituting Indebtedness at the option of the holder thereof, in whole or in part, or would otherwise require the mandatory payment of dividends (other than dividends payable in Equity Interests (other than Disqualified Equity Interests) and cash in lieu of fractional shares of Equity Interests) on or prior to the date that is ninety-one (91) days following the Maturity Date.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

~~“Domestic Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (including Subordinated Indebtedness) as of such date to (b) Consolidated EBITDA (for the four fiscal quarter period ending on or immediately prior to such date); provided, however, all Consolidated Funded Indebtedness and Consolidated EBITDA attributable to Foreign Subsidiaries shall be excluded for purposes of calculating the Domestic Leverage Ratio; provided, further that (i) Consolidated EBITDA shall include the amount of any royalty income, management fee income, and interest income recognized by a Domestic Subsidiary and/or the Loan Parties resulting from intercompany billings and/or intercompany notes receivable between a Domestic Subsidiary and/or the Loan Parties and any Foreign Subsidiary, as well as dividends or other distributions actually paid to a Domestic Subsidiary and/or the Loan Parties by any Foreign Subsidiary and (ii) Consolidated Funded Indebtedness shall include Consolidated Funded Indebtedness attributable to Foreign Subsidiaries to the extent such Indebtedness is guaranteed by a Domestic Subsidiary and/or the Loan Parties (“Guaranteed Foreign Indebtedness”); provided that such Guaranteed Foreign Indebtedness shall only be included in Consolidated Funded Indebtedness to the extent (and by the amount) such Guaranteed Foreign Indebtedness exceeds $50,000,000.~~

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia, other than any such Subsidiary (x) that has no material assets other than equity, or equity and indebtedness, of one or more Foreign Subsidiaries or (y) that is owned by a Foreign Subsidiary.

~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(a)~~

~~a notification by the Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(b)~~	~~the joint election by the Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any ~~person~~Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA ~~Financial Institution~~Member Country.

“Effective Date” means the date of this Agreement.

“Embargoed Person” has the meaning assigned to such term in Section 5.24.

“Enova Disposition” means the distribution by Cash America of at least 80% of its ownership interest in Enova International, Inc. and its Subsidiaries to the holders of the Equity Interests of Cash America in connection with the initial public offering of Enova International, Inc. and its Subsidiaries.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general, preferred or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers or could confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, without limitation, options, warrants and any other “equity security” as defined in Rule 3a11-1 of the Securities Exchange Act of 1934.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Erroneous Payment” has the meaning assigned thereto in Section 10.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 10.13(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 10.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 10.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar,” when used in reference to any Advance or Loan (other than a CB Floating Rate Advance), refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~

~~“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at a rate determined by reference to the Adjusted LIBO Rate.~~

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such-Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5 and (d) any Taxes imposed under FATCA.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Executive Order” has the meaning assigned to such term in Section 5.24.

“Facility Termination Date” means the earlier of (a) the Maturity Date and (b) the date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means the Foreign Account Tax Compliance Act contained in Sections 1471 through 1474 of the Code as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements entered into in accordance therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain Fee Letter (as amended by that certain Engagement Letter dated as of November 15, 2019, by and between Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, and FirstCash, Inc. and by the Fourth Amendment Fee Letter), dated as of June 13, 2016, by and between Wells Fargo Securities, LLC and First Cash Financial Services, Inc.

“Floor” means ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~ a rate of interest equal to 0.00%.

“Fifth Amendment” means that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of December 8, 2021.

“Fifth Amendment Effective Date” means the date all Conditions to Effectiveness set forth in Section 3.2 of the Fifth Amendment have been satisfied.

“First Amendment Effective Date” means May 30, 2017.

“First Cash Senior Notes” mean (i) those certain ~~6.75~~4.625% senior notes due ~~2021~~2028 issued by the Borrower to the holders thereof pursuant to that certain Indenture, dated as of ~~March 24, 2014~~August 26, 2020 and as amended by that Supplemental Indenture dated November 17, 2021, between the Borrower, the guarantors party thereto and BOKF, NA dba Bank of Texas, as trustee, ~~and~~ (ii) those certain 5.625% senior notes due 2030 issued by the Borrower to the holders thereof pursuant to that certain Indenture, dated as of December 13, 2021, between the Borrower, the guarantors party thereto and BOKF, NA dba Bank of Texas, as trustee and (iii) any additional notes issued by the Borrower pursuant to such ~~Indenture~~Indentures in accordance with Section 6.11(q) of this Agreement.

“Fixed Charge Coverage Ratio” means, for each compliance reporting period, for the preceding four (4) fiscal quarters, the ratio of (y) Consolidated Net Income plus Consolidated Interest Expense paid in cash plus Consolidated Rentals to (z) Current Maturities of Long Term Debt plus Consolidated Interest Expense paid in cash, plus Consolidated Rentals.

“Foreign Assets Control Regulations” has the meaning assigned to such term in Section 5.24.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Restructuring” means the reorganization of the ownership structure of the Foreign Subsidiaries of the Borrower.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment Effective Date” means November 9, 2020.

“Fourth Amendment Fee Letter” means Fee Letter dated as of November 9, 2020, by and between Wells Fargo Bank, National Association and the Borrower.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in effect in the United States (or, in the case of Foreign Subsidiaries with significant operations outside the United States, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization or formation) applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 6.19, to the provisions of Section 1.3.

“Governmental Authority” means ~~any nation or~~the government~~,~~ of the United States or any ~~state or~~ other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, ~~administrative tribunal,~~ central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government~~, and~~ (including any ~~corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing~~supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation (or the incurrence of any obligation), contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation (or the incurrence of any obligation) of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include (i) ~~endorsements for collection or deposit in the ordinary course of business or any obligations pursuant to a CSO Program or~~CSO Obligations, (ii) indemnities, product warranties or similar obligations incurred in the ordinary course of business or (iii) obligations under or in respect of any Permitted Receivables Financing.

“Guaranteed Obligations” has the meaning assigned to such term in Section 16.1. In no event shall the Guaranteed Obligations include any Excluded Swap Obligations.

“Holdings” means FirstCash Holdings, Inc., which as of the Fifth Amendment Effective Date, was the owner of 100% of the Equity Interests of the Borrower and a Loan Guarantor hereunder.

“Honor Date” has the meaning assigned to such term in Section 2.19(c).

“Immaterial Subsidiary” means any Subsidiary of Holdings whose portion of the (a) Consolidated Total Assets of the Loan Parties and their Subsidiaries does not exceed five percent (5%) of the aggregate Consolidated Total Assets of the Loan Parties and their Subsidiaries or (b) gross revenues of the Loan Parties and their Subsidiaries does not exceed five percent (5%) of the aggregate gross revenues of the Loan Parties and their Subsidiaries (as set forth in the most recently delivered consolidated balance sheet of the Loan Parties and their Subsidiaries delivered pursuant to Section 6.1).

“Incremental Increase Amount” has the meaning assigned to such term in Section 2.24(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (other than letters of credit issued in connection with CSO Obligations), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business) to the extent such obligation is required to be listed as a liability on the balance sheet of such Person pursuant to GAAP, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capitalized Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than ~~letters of credit issued in connection with a~~ CSO ~~Program~~Obligations ), (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction and (k) all preferred Equity Interests issued by such Person that are not Qualified Preferred Equity. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding the foregoing, Indebtedness shall not include (x) CSO Obligations or (y) obligations under or in respect of any Permitted Receivables Financing.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) to the extent not included in clause (a), Other Taxes.

“Ineligible Institution” has the meaning assigned to such term in Section 12.3(b).

“Interest Period” means, ~~with respect~~as to ~~a Eurodollar~~any SOFR Advance, ~~a~~the period ~~of one week or one, two, three or six months~~ commencing on ~~a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such~~the date such SOFR Advance is disbursed or converted to or continued as a SOFR Advance and ending on the date one ~~week~~(1), ~~one, two,~~ three (3) or six (6) months thereafter, in each case as selected by the Borrower in its Borrowing Notice or Conversion/Continuation Notice and subject to availability; provided~~, however,~~ that ~~if there is no such numerically corresponding day in such next week, next month, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next week, next month, second, third or sixth succeeding month. If an~~:

(a)     the Interest Period shall commence on the date of advance of or conversion to any SOFR Advance and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)    if any Interest Period would otherwise ~~end~~expire on a day ~~which~~that is not a Business Day, such Interest Period shall ~~end~~expire on the next succeeding Business Day; provided~~, however,~~ that if ~~said next succeeding Business Day falls in a new calendar~~any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall ~~end~~expire on the immediately preceding Business Day;

(c)     any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)     there shall be no more than ten (10) Interest Periods in effect at any time; and

(e)     no tenor that has been removed from this definition pursuant to Section 3.6(c)(iv) shall be available for specification in any Borrowing Notice or Conversion/Continuation Notice.

“Investment” of a Person means any (i) Acquisition by such Person, (ii) advance, loan (other than commission, travel, entertainment, relocation and similar advances to directors, officers and employees made in the ordinary course of business) or other extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) to, any Person or (iii) other capital contribution to or investment in any Person, including, without limitation, any Guarantee

(including any support for a letter of credit issued on behalf of such Person but excluding any Guarantees (other than Guarantees of Indebtedness) entered into in the ordinary course of business) incurred for the benefit of such Person.    The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Borrower, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property or services by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by the Borrower) of such Equity Interests or other property or services as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment, plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor as a repayment of principal or a return of capital, and of any payments or other amounts actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.14, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by the Borrower.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit B.

“Laws” means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any city or municipality, state, commonwealth, nation, country, territory, possession, or any Tribunal.

“L/C Advance” means, with respect to each Lender, such Lender’s participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a CB Floating Rate Advance.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, provided, however, that there shall only be one L/C Issuer at any one time hereunder.

“L/C Obligations” means, as of any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit, plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lender” means any of the several banks and other financial institutions as are, or may from time to time become parties to this Agreement (including, without limitation, the L/C Issuer); provided that notwithstanding the foregoing, “Lender” shall not include any Loan Party, any Loan Party’s Affiliates or Subsidiaries or any Ineligible Institution.

“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the earlier of (a) the day that is on or before the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day), or (b) one year after the date of such Letter of Credit.

“Letter of Credit Fees” has the meaning assigned to such term in Section 2.19(g).

“Letter of Credit Sublimit” means, with regard to the Letters of Credit, the aggregate amount of $20,000,000.00. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitment.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (including Subordinated Indebtedness) as of such date to (b) Consolidated EBITDA (for the four fiscal quarter period ending on or immediately prior to such date).

~~“LIBO Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.6(b), with respect to any Eurodollar Advance for any Interest Period, the rate per annum published by the ICE Benchmark Administration Limited, a United Kingdom company (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Advance for such Interest Period shall be the rate at which dollar deposits of an amount comparable for the Loans then requested and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with a CB Floating Rate Advance, such rate shall~~

~~be determined as modified by the definition of Adjusted One Month LIBOR Rate. Notwithstanding the foregoing, for purposes of this Agreement, (x) in no event shall LIBO Rate (including any Benchmark Replacement with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.6(b), in the event that a Benchmark Replacement with respect to LIBO Rate is implemented then all references herein to LIBO Rate shall be deemed references to such Benchmark Replacement.~~

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Liquidity” means, as of any date of determination, the sum of (a) the Aggregate Commitment minus the Revolving Principal Balance as of such date plus (b) the amount of unrestricted cash and Cash Equivalent Investments of the loan Parties and their Domestic Subsidiaries in excess of Ten Million Dollars ($10,000,000) as of such date.

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof).

“Loan Documents” means this Agreement, all Notes issued pursuant to Section 2.13, all Letters of Credit issued pursuant to Section 2.19, all Letter of Credit Applications, the Loan Guaranty, and such other agreements and documents, any amendments or supplements thereto or modifications thereof executed or delivered pursuant to the terms of this Agreement.

“Loan Guarantor” means Holdings and each Domestic Subsidiary of Holdings (other than the Borrower) that is required to become a Loan Guarantor pursuant to Section 6.20.

“Loan Guaranty” means Article XVI of this Agreement.

“Loan Parties” means the Borrower, any Loan Guarantor and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loan Party” means any one of the Loan Parties.

“Loan Party Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Obligations owing to one or more Lenders or their respective Affiliates.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations of the Loan Parties and their Subsidiaries, taken as a whole, (b) the ability of a Loan Party to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

“Maturity Date” means the earlier to occur of (a) the fifth (5th) anniversary of the ~~Third~~Sixth Amendment Effective Date and (b) the date that is 90 days prior to the maturity date of the First Cash Senior Notes (the “Springing Maturity Date”); provided, that the Springing Maturity Date shall not apply (and only the Maturity Date referenced in clause (a) above shall apply) if, as of the date upon which the Springing Maturity Date would otherwise occur, the First Cash Senior Notes have been refinanced or otherwise extended to a maturity date that is later than the Maturity Date referenced in clause (a) above or have been repurchased or redeemed and discharged (or arrangements satisfactory to the Agent have been made to refinance, repurchase or redeem and discharge such First Cash Senior Notes).

“Maximum Rate” means has the meaning assigned to such term in Section 15.4.

“Merger” means the merger of Cash America with and into Frontier Merger Sub, LLC, a wholly owned Subsidiary of the Borrower, with Frontier Merger Sub, LLC surviving the Merger, such that following the Merger, Frontier Merger Sub, LLC will remain a wholly owned subsidiary of the Borrower.

“Merger Agreement” means the Agreement and Plan of Merger dated as of April 28, 2016 among the Borrower, Frontier Merger Sub LLC and Cash America.

“More Restrictive Covenant” means, with respect to any Subordinated Indebtedness or Permitted Refinancing having a principal amount in excess of $10,000,000, any financial covenant, negative covenant, default or similar restriction applicable to the Loan Parties or any of their Subsidiaries (regardless of whether such provision is labeled or otherwise characterized as a covenant), the subject matter of which is similar to the negative and financial covenants set forth in Article VI of this Agreement, the defaults set forth in Article VII of this Agreement or related to definitions in Article I of this Agreement, but which contains one or more percentages, ratios, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained than to the Lenders hereunder.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making, is obligated to make or has made or been obligated to make contributions during the last six years.

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means all of the promissory notes issued at the request of Lenders pursuant to Section 2.13 in the form of Exhibit E and “Note” means any one of the Notes.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations (including, but not limited to, L/C Obligations) of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents. In no event shall the Obligations include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document), or sold or assigned an interest in any Loan Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar other Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Amount” means (a) with respect to Advances on any date, the Revolving Principal Balance after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Paid in Full” means the payment or satisfaction in full of the Obligations (other than with respect to contingent indemnification obligations for which no claim has been made), the termination of the Commitments and the cancellation of the Letters of Credit (other than those Letters of Credit that have been Cash Collateralized or otherwise backstopped in a manner acceptable to the L/C Issuer in its sole discretion (including by “grandfathering” into one or more future credit facilities)).

“Participant Register” has the meaning assigned to such term in Section 12.2(d).

“Participants” has the meaning assigned to such term in Section 12.2(a).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Payment Date” means the last Business Day of each March, June, September and December and the Facility Termination Date.

“Payment Event of Default” means a Default specified in Section 7.2.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“ Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of Holdings, the Borrower or any Subsidiary and enters into a third party financing thereof on terms that the board of directors of the Borrower has concluded are customary and market terms that are fair to Holdings, the Borrower and the Subsidiaries.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus original issue discount, other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.11(i), the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) the terms and conditions (including, if applicable, as to collateral) of such modification, refinancing, refunding, renewal or extension taken as a whole are customary for similar Indebtedness in light of then-prevailing market conditions as reasonably determined by the Borrower. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.11.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Agent as its prime rate at its offices at Fort Worth, Texas; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Office” means the Agent’s office at Wells Fargo Bank, National Association, 1525 W W.T. Harris Blvd, 1st Floor, Charlotte, North Carolina 28262-8522.

“Prohibited Person” means any Person (a) listed in the Annex to the Executive Order or identified pursuant to Section 1 of the Executive Order; (b) is owned or controlled by, or acting for or on behalf of, any Person listed in the Annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order; (c) with whom a Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order; (d) who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order; (e) who is named as a “Specially designated national or blocked person” on the most current list published by the OFAC at its official website, at http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or any replacement website or other replacement official publication of such list; or (f) who is owned or controlled by a Person listed above in clause (c) or (d).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to each Lender, the percentage (carried out to the seventh decimal place) of the Aggregate Commitment set forth opposite the name of such Lender on Schedule 3, as such share may be adjusted as contemplated herein.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Qualified Preferred Equity” means any Equity Interests of Holdings or the Borrower that do not constitute Disqualified Equity Interests.

“QFC Credit Support” has the meaning assigned to such term in Section 9.15.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Subsidiary in connection with, any Permitted Receivables Financing.

“Recipient” means, as applicable, (a) the Agent, (b) any Lender, and (c) the L/C Issuer.

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Agent in its reasonable discretion.~~

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the L/C Issuer pursuant to Section 2.19(c) for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the ~~Federal Reserve Board and/~~FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the ~~Federal Reserve Board and/~~FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Rentals” of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reports” has the meaning assigned to such term in Section 9.6.

“Required Lenders” means, at any time, Lenders having Commitments representing more than 50% of the Aggregate Commitment at such time; provided, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations owing to such Defaulting Lender and such Defaulting Lender’s Commitments.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding or (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness of any Loan Party or any of its Subsidiaries.

“Restricted Stock Unit Awards” means restricted stock unit awards and deferred stock unit awards of Cash America.

“Revolving Facility Increase” has the meaning assigned to such term in Section 2.24(a).

“Revolving Principal Balance” means the aggregate unpaid principal balance of the Loans at the time in question.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Second Amendment Effective Date” means October 4, 2018.

“Securitization Subsidiary” means any Subsidiary of the Borrower:

(1) that is designated a “Securitization Subsidiary” by the board of directors of the Borrower;

(2) that does not engage in, and whose charter, bylaws, operating agreement or similar governing or constitutional document prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto;

(3) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity (i) is Guaranteed by Holdings, the Borrower or any Subsidiary, (ii) is recourse to or obligates Holdings, the Borrower or any Subsidiary in any way or (iii) subjects any property or asset of Holdings, the Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and

(4) with respect to which none of Holdings, the Borrower nor any Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results;

other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Sixth Amendment Effective Date” means August 30, 2022.

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR ~~Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time~~Advance” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.10.

“Solvent” means, with respect to any Person, that the fair value of the assets of such Person (determined on a going concern basis) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as they mature in the ordinary course of business and such Person does not have unreasonably small capital with which to carry on its business. The amount of contingent or unliquidated liabilities, as of such date will be computed at the amount which, in light of all of the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured value discount to present value at rates believed to be reasonable by such Person.

“Specified Transaction” means any Investment, disposition, incurrence or repayment of Indebtedness, Restricted Payment, discontinuance of operations, or any other event that should be calculated on a pro forma basis for purposes of Section 6.19.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Stock Repurchases” means the dollar amount expended by Holdings or the Borrower to acquire or retire any of its capital stock.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person, which is subordinated to payment of the Obligations on terms which are reasonably satisfactory to the Agent and which does not contain any More Restrictive Covenants. It is understood and agreed that any Subordinated Indebtedness of the Loan Parties or any Subsidiary that contains terms customary in the market at such time for similar issuances shall be acceptable to the Agent.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Holdings. As of the Effective Date (and, after giving effect to the update required pursuant to Section 4.2(a), as of the Closing Date), there are no Subsidiaries except those listed on Schedule 1.

“Supported QFC” has the meaning assigned to such term in Section 9.15.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Loan Parties or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Loan Party means, with respect to any Loan Guarantor, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing.

“Term SOFR” means, ~~for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Notice” means a notification by the Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Agent and (c) a Benchmark Transition Event, or an Early Opt-in~~

~~Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(c) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term~~

(a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a CB Floating Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “CB Floating Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any CB Floating Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such CB Floating Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Amendment Effective Date” means December 19, 2019.

“Trading with the Enemy Act” has the meaning assigned to such term in Section 5.24.

“Transferee” has the meaning assigned to such term in Section 12.4.

“Type” means, with respect to any Advance, its nature as a CB Floating Rate Advance or a ~~Eurodollar~~SOFR Advance.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.19(c)(i).

“~~USD LIBOR” means the London interbank offered rate for Dollars~~UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.7, 2.8 and 2.9, in each case, such day is also a Business Day.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Remines” has the meaning assigned to such term in Section 9.15.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (~~i~~a) the sum of the products obtained by multiplying (~~a~~i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (~~b~~ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (~~ii~~b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, in its individual capacity, and its successors.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2     Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)    (i) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)	The term “including” is by way of example and not limitation.

(iii)	The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.3     Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the financial statements, except as otherwise specifically prescribed herein. If, after the Effective Date, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.4, and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Loan Parties and their Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 1.3, financial covenants (all related defined terms) shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any covenant hereunder or out of compliance with any covenant hereunder if such state of compliance or non-compliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

(b) All terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (A) without giving effect to any election under the Financial Accounting Standards Board’s Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Loan Parties or any of their Subsidiaries at “fair value”, as defined therein, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under the

Financial Accounting Standards Board’s Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (C) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any operating lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capitalized Lease Obligations.

1.4     Rounding.

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5     References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.6     Foreign Currency Denomination.

For purpose of determining compliance with any Dollar-denominated restriction on Indebtedness, Liens, Investments, Acquisitions or dispositions of Property, the Dollar-equivalent amount of such transaction denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such transaction was entered into (or, in the case of term debt, incurred, or in the case of revolving credit debt, first committed), provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect of the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the amount necessary to refinance the principal amount of such Indebtedness being refinanced.

1.7     Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.8     Rates.

The ~~interest rate on Eurodollar Advances and CB Floating Rate Advances (when determined by reference to clause (c) of the definition of CB Floating Rate) may be determined by reference to LIBOR,~~

~~which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on Eurodollar Advances or CB Floating Rate Advances (when determined by reference to clause (c) of the definition of CB Floating Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 3.6(c), such Section 3.6(c) provides a mechanism for determining an alternative rate of interest. The Agent will notify the Borrower, pursuant to Section 3.6(c), of any change to the reference rate upon which the interest rate on Eurodollar Advances and CB Floating Rate Advances (when determined by reference to clause (c) of the definition of CB Floating Rate) is based. However, the~~ Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (~~i~~a) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~London interbank offered rate or other~~Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition ~~of “LIBOR”~~thereof, or with respect to any alternative, successor or replacement rate thereto (including ~~any then-current Benchmark or~~ any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.6(c), will be similar to, or produce the same value or economic equivalence of, ~~LIBOR or any other Benchmark,~~ or have the same volume or liquidity as ~~did~~, the ~~London interbank offered rate~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (~~ii~~b) the effect, implementation or composition of any ~~Benchmark Replacement~~ Conforming Changes. The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of ~~a Benchmark~~the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain ~~any~~the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II.

THE CREDITS

2.1     Commitment.

From and including the Closing Date and prior to the Facility Termination Date, each Lender severally, but not jointly, agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment; provided, however, that (i) with regard to each Lender individually, the sum of such Lender’s Pro Rata Share of the aggregate principal amount of outstanding Loans plus such Lender’s Pro Rata Share of outstanding L/C Obligations shall not exceed such Lender’s Commitment and (ii) with regard to the Lenders collectively, the sum of the aggregate principal amount of outstanding Loans plus outstanding L/C Obligations shall not exceed the Aggregate Commitment then in effect. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall become effective on the Closing Date and shall expire on the Facility Termination Date.

2.2     Required Payments; Termination.

Any outstanding Advances and all other unpaid Obligations shall be Paid in Full by the Borrower on the Facility Termination Date. If at any time after the Closing Date, the sum of the aggregate principal amount of outstanding Loans plus outstanding L/C Obligations shall exceed the Aggregate Commitment, the Borrower shall immediately prepay the Loans and (after all Loans have been repaid and without a permanent reduction of the Aggregate Commitment) Cash Collateralize the L/C Obligations in an amount sufficient to eliminate such excess.

2.3     Ratable Loans.

Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment (the Pro Rata Shares).

2.4     Types of Advances.

The Advances may be CB Floating Rate Advances or ~~Eurodollar~~SOFR Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9~~; provided, however, no more than ten (10) Eurodollar Advances may be outstanding at any one time~~.

2.5     Commitment Fee; Reductions in Aggregate Commitment; Administrative Fee.

(a) The Borrower agrees to pay to the Agent for the account of each Lender in accordance with its Pro Rata Share a commitment fee (which shall begin to accrue, for the avoidance of doubt, on and after the Closing Date) equal to the Applicable Margin times the actual daily amount by which the Aggregate Commitment exceeds the sum of (i) the Outstanding Amount of Advances, and (ii) the Outstanding Amount of L/C Obligations, payable quarterly in arrears on each Payment Date and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000.00, upon at least five (5) Business Days’ written notice to the

Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances and L/C Obligations. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

(b) On the Closing Date and on each anniversary of the Closing Date thereafter, the Borrower agrees to pay to the Agent the annual administrative fee as described in the Fee Letter.

(c) If the Closing Date does not occur on or prior to December 31, 2016, the Commitments hereunder and this Agreement shall automatically terminate on such date without further action by any party hereto.

2.6    Minimum Amount of Each Advance.

Each ~~Eurodollar~~SOFR Advance shall be in the minimum amount of $100,000.00 (and in multiples of $100,000.00 if in excess thereof), and each CB Floating Rate Advance shall be in the minimum amount of $25,000.00 (and in multiples of $25,000.00 if in excess thereof); provided, however, that any CB Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

2.7    Optional Principal Payments.

The Borrower may from time to time pay, without penalty or premium, all outstanding CB Floating Rate Advances, or, in a minimum aggregate amount of $25,000.00 or any integral multiple of $25,000.00 in excess thereof, any portion of the outstanding CB Floating Rate Advances upon one (1) Business Day’s prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4, all outstanding ~~Eurodollar~~SOFR Advances, or, in a minimum aggregate amount of $100,000.00 or any integral multiple of $100,000.00 in excess thereof, any portion of the outstanding ~~Eurodollar~~SOFR Advances upon ~~three~~two (~~3~~2) U.S. Government Securities Business Days’ prior notice to the Agent.

2.8    Method of Selecting Types and Interest Periods for New Advances.

The Borrower shall select the Type of Advance and, in the case of each ~~Eurodollar~~SOFR Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice in substantially the form of Exhibit F (a “Borrowing Notice”) not later than 11:00 a.m. (Fort Worth, Texas time) at least one (1) Business Day before the Borrowing Date (two (2) U.S. Government Securities Business Days in the case of a ~~Eurodollar~~SOFR Advance), specifying:

(a) the Borrowing Date, which shall be a Business Day or U.S. Government Securities Business Day, as applicable, of such Advance,

(b) the aggregate amount of such Advance,

(c) the Type of Advance selected, and

(d) in the case of each ~~Eurodollar~~SOFR Advance, the Interest Period applicable thereto.

Not later than 1:00 P.M. (Fort Worth, Texas time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Fort Worth, Texas to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Principal Office.

2.9    Conversion and Continuation of Outstanding Advances.

CB Floating Rate Advances shall continue as CB Floating Rate Advances unless and until such CB Floating Rate Advances are converted into ~~Eurodollar~~SOFR Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each ~~Eurodollar~~SOFR Advance shall continue as a ~~Eurodollar~~SOFR Advance until the end of the then applicable Interest Period therefor, at which time such ~~Eurodollar~~SOFR Advance shall be automatically converted into a ~~Eurodollar~~SOFR Advance with an Interest Period of one month unless (a) such ~~Eurodollar~~SOFR Advance is or was repaid in accordance with Section 2.7 or (b) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such ~~Eurodollar~~SOFR Advance continue as a ~~Eurodollar~~SOFR Advance for the same or another Interest Period. Subject to the terms of Section  ~~2.6~~3.6, the Borrower may elect from time to time to convert all or any part of a CB Floating Rate Advance into a ~~Eurodollar~~SOFR Advance. The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a CB Floating Rate Advance into a ~~Eurodollar~~SOFR Advance or continuation of a ~~Eurodollar~~SOFR Advance not later than 11:00 a.m. (Fort Worth, Texas time) at least two (2) U.S. Government Securities Business Days prior to the date of the requested conversion or continuation, specifying:

(a) the requested date, which shall be a U.S. Government Securities Business Day, of such conversion or continuation,

(b) the aggregate amount and Type of the Advance which is to be converted or continued, and

(c) the amount of such Advance which is to be converted into or continued as a ~~Eurodollar~~SOFR Advance and the duration of the Interest Period applicable thereto.

2.10    Changes in Interest Rate; Applicable Margin.

Each CB Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a ~~Eurodollar~~SOFR Advance into a CB Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a ~~Eurodollar~~SOFR Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the CB Floating Rate for such day plus the Applicable Margin. Changes in the rate of interest on that portion of any Advance maintained as a CB Floating Rate Advance will take effect simultaneously with each change in the Prime Rate. Each ~~Eurodollar~~SOFR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate equal to ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR (plus the Applicable Margin) determined by the Agent as applicable to such ~~Eurodollar~~SOFR Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Maturity Date.

2.11    Rates Applicable After Default.

Upon the occurrence and during the continuance of a Bankruptcy Event or a Payment Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Loan Documents shall automatically bear interest at a rate per annum which is equal to the Default Rate and the Letter of Credit Fees shall be set at the Default Rate. Any default interest owing under this Section shall be due and payable on the earlier to occur of (x) demand by the Agent (which demand the Agent shall make if directed by the Required Lenders) and (y) the Facility Termination Date.

2.12     Method of Payment.

All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, by 1:00 P.M. (Fort Worth, Texas time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

2.13     Noteless Agreement; Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded absent manifest error; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Loans be evidenced by a promissory note (a “Note”). In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender in substantially the form of Exhibit E. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the payee named therein or any assignee permitted pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

2.14     Telephonic/Electronic Notices.

The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic or electronic notices (including notices delivered over e-mail) made by any Person or Persons whom the Agent or any

Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically or over e-mail. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic or e-mail notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.15     Interest Payment Dates; Interest and Fee Basis.

Interest accrued on each CB Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof. Interest accrued on each ~~Eurodollar~~SOFR Advance shall be payable on the last day of its applicable Interest Period, on any date on which the ~~Eurodollar~~SOFR Advance is prepaid, whether by acceleration or otherwise, and on the Maturity Date; provided, for any ~~Eurodollar~~SOFR Advance having an Interest Period longer than three (3) months, interest accrued on such ~~Eurodollar~~SOFR Advance shall also be payable on each three (3) month anniversary following the first day of such Interest Period. Interest payable hereunder with respect to any CB Floating Rate Advance shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees and interest payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 P.M. (Fort Worth, Texas time) at the Lending Installation for the Agent. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.16     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.

Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each ~~Eurodollar~~SOFR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Prime Rate.

2.17     Lending Installations.

Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

2.18     Non-Receipt of Funds by the Agent.

Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19     Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.19, from time to time on any Business Day during the period from the Closing Date until the day immediately prior to the Maturity Date, to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Required Lenders have approved such expiry date; or

(C) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally.

(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) Notwithstanding any provision to the contrary contained in the Loan Documents, the L/C Issuer shall not issue, and no Lender shall be obligated to participate in, any Letter of Credit which, in the aggregate face amount, would cause the Outstanding Amount of all L/C Obligations to exceed the Letter of Credit Sublimit at any one time, or which would cause the Outstanding Amount of all Loans, plus the Outstanding Amount of L/C Obligations related to Letters of Credit, to exceed the Aggregate Commitment.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the written request of the Borrower delivered to the L/C Issuer (with a copy to the Agent if different than the L/C Issuer) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Agent not later than 1:00 p.m., Fort Worth, Texas time, at least two (2) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (W) the Letter of Credit to be amended; (X) the proposed date of amendment thereof (which shall be a Business Day); (Y) the nature of the proposed amendment; and (Z) such other matters as the L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer (if not the Agent) will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the L/C Issuer shall have no obligation to permit the renewal of any Letter of Credit at any time; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for an additional one-year period (which shall in no event extend beyond the Letter of Credit Expiration Date).

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Agent (if different from the L/C Issuer) a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Agent (if different than the L/C Issuer) thereof. Not later than 1:00 p.m., Fort Worth, Texas time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Agent in an amount equal to the amount of such drawing; provided that if such notice is not provided to the Borrower prior to 11:00 a.m., Fort Worth, Texas time on such Honor Date, then the Borrower shall reimburse the L/C Issuer through the Agent in an amount equal to the amount of such drawing no later than 1:00 p.m., Fort Worth, Texas time, on the next succeeding Business Day, and such extension of time shall be reflected in computing fees in respect of such Letter of Credit. If the Borrower fails to so reimburse the L/C Issuer by such time, the Borrower shall be deemed to have requested a CB Floating Rate Advance to be disbursed on the Honor Date in an amount equal to the drawing under the Letter of Credit (the “Unreimbursed Amount”), without regard to the minimum amounts specified elsewhere herein for the principal amount of CB Floating Rate Advances, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.3. Any notice given by the L/C Issuer pursuant to this Section 2.19(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the L/C Issuer) shall upon any notice pursuant to Section 2.19(c)(i) with regard to a CB Floating Rate Advance make funds available to the Agent for the account of the L/C Issuer at the Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., Fort Worth, Texas time, on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of Section 2.19(c)(iii), each Lender that so makes funds available shall be deemed to have made a CB Floating Rate Advance to the Borrower in such amount. The Agent shall remit the funds so received to the L/C Issuer (if different from the Agent).

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a CB Floating Rate Advance because the conditions set forth in Section 4.3 (other than delivery of a Borrowing Notice) cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable upon the L/C Issuer’s demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Agent for the account of the L/C Issuer pursuant to Section 2.19(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under Section 2.19.

(iv) Until each Lender funds its CB Floating Rate Advance or L/C Advance pursuant to this Section 2.19(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, accrued interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make CB Floating Rate Advances or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.19(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.19(c) by the time specified in Section 2.19(c)(ii), the L/C Issuer shall be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.19(c), if the Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest thereon, the Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Agent.

(ii) If any payment received by the Agent for the account of the L/C Issuer pursuant to Section 2.19(c)(i) is required to be returned, each Lender shall pay to the Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a CB Floating Rate Advance, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following, subject, however, to the obligations of the L/C Issuer under Section 2.19(f):

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of the L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related

Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.19(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which a court of competent jurisdiction determines in a final and non-appealable judgment were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Letter of Credit Fees. The Borrower shall pay to the Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Margin then in effect with respect to ~~Eurodollar~~SOFR Advances (on the basis of 365 or 366 day year, as applicable) times the actual daily maximum amount available to be drawn under each such Letter of Credit (the “Letter of Credit Fees”). Such fee for each Letter of Credit shall be due and payable quarterly in arrears on each Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit. If there is any change in the Applicable Margin with respect to ~~Eurodollar~~SOFR Advances during any fiscal quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin in effect with respect to ~~Eurodollar~~SOFR Advances separately for each period during such quarter that such Applicable Margin was in effect.

(h) Fees and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account individual customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to Letters of Credit as from time to time in effect. The amount of such fees shall be negotiated and established from time to time between the Borrower and the L/C Issuer. Such fees and charges are due and payable on demand, are nonrefundable, and are not shared with the other Lenders. In addition to the Letter of Credit Fees payable pursuant to 2.19(g) hereof, the Borrower shall pay to the L/C Issuer for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the L/C Issuer with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “L/C Issuer Fees”). The L/C Issuer may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee (the “Letter of Credit Facing Fee”) of 0.25% per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The L/C Issuer Fees and the Letter of Credit Facing Fee shall be payable quarterly in arrears on each Payment Date.

(i) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(j) Letters of Credit Not Paid On Or Before Facility Termination Date. If any Letter of Credit is not paid or terminated on or prior to the Facility Termination Date, such L/C Obligation shall be Cash Collateralized, secured by a letter of credit issued by an institution acceptable to the L/C Issuer or otherwise backstopped (including by “grandfathering” into future credit agreements) in a manner acceptable to the L/C Issuer.

(k) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension that has the effect of increasing the face amount of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(l) ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998,” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of The Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each documentary Letter of Credit.

2.20     Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender (i) requests compensation under Section 3.1, (ii) requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, or (iii) is unable to make or maintain ~~Adjusted LIBO Rate Loans~~SOFR Advances due to any circumstance described in Section 3.7, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.5, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. Notwithstanding anything contained in this Agreement to the contrary, (i) if any Lender requests compensation under Section 3.1, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any such Lender pursuant to Section 3.5 and, in each case of the foregoing clauses (i) and (ii), such Lender has declined or is unable to designate a different lending office in accordance with Section 2.20(a), (iii) any Lender is unable to make or maintain ~~Adjusted LIBO Rate Loans~~SOFR Advances due to any of the circumstances described in Section 3.7, (iv) any Lender is a Defaulting Lender or (v) any Lender fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Loan Document that requires the consent of each Lender directly and adversely effected thereby or all Lenders in accordance with the terms of Section 8.2, so long as the consent of the Required Lenders shall have been obtained with respect thereto, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XII), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.5) and obligations under this Agreement and the related Loan Documents to an assignee permitted by Article XII that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Agent the assignment fee (if any) specified in Article XII;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.21     Cash Collateral.

(a) Cash Collateral. To the extent required by Section 2.22(a)(v), at any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Agent or the L/C Issuer (with a copy to the Agent), the Borrower shall Cash Collateralize all Fronting Exposure of the L/C Issuer with respect to such Defaulting Lender (determined after giving effect to Section 2.22(b) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Agent, for the benefit of the Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligations to which such Cash Collateral may be applied pursuant to clause (c) below. If at any time the Agent or L/C Issuer determines that Cash Collateral is subject to any right or claim of any Person other than the Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, the Borrower will, promptly upon demand by the Agent or L/C Issuer pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section or Section 2.22 in respect of Letters of Credit, shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 2.21 following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.22, the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

2.22     Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 8.2.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII, Section 8.1 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Article XI shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with Section 2.21; fourth, as the Borrower may request (so long as no Default or Unmatured Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement in accordance with Section 2.21; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments under the applicable facility without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) Commitment Fees. No Defaulting Lender shall be entitled to receive any commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.21.

(C) Reallocation of Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be automatically reallocated among the Non-Defaulting Lenders (effective on the date that such Lender became a Defaulting Lender) in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Committed Funded Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 9.13, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.21.

(b) Defaulting Lender Cure. If the Borrower, the Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.23     Pro Rata Treatment and Payments.

(a) Allocation of Payments Prior to Exercise of Remedies. Each borrowing of Loans and any reduction of the Commitments shall be made pro rata according to the respective Pro Rata Share of the Lenders. Unless otherwise required by the terms of this Agreement, each payment under this Agreement shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.5 or 2.19, second, to interest then due and owing hereunder of the Borrower and, third, to principal then due and owing hereunder and under this Agreement of the Borrower. Each payment on account of any fees pursuant to Section 2.5 or 2.19 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Letter of Credit Facing Fees and the L/C Issuer Fees which shall be paid to the L/C Issuer). Each optional repayment and prepayment by the Borrower on account of principal of and interest on the Loans shall be applied to such Loans, on a pro rata basis and, to the extent applicable, in accordance with the terms of Section 2.7 hereof.

(b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies (other than the application of default interest pursuant to Section 2.11) by the Agent or the Lenders pursuant to Article VIII (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Loan Documents (including, without limitation, the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Article), all amounts collected or received by the Agent or any Lender on account of the Obligations or any other amounts outstanding under any of the Loan Documents shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees, but subject to the limitations set forth in Section 9.6 with respect to any such attorneys’ fees) of the Agent in connection with enforcing the rights of the Lenders under the Loan Documents;

SECOND, to the payment of any fees owed to the Agent and the L/C Issuer;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees, but subject to the limitations set forth in Section 9.6 with respect to any such attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Obligations owing to such Lender;

FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest, and including, with respect to any Banking Services, any fees, premiums and scheduled periodic payments due under such Banking Services and any interest accrued thereon;

FIFTH, to the payment of the outstanding principal amount of the Obligations and the payment or Cash Collateralization of the outstanding L/C Obligations, and including with respect to any Banking Services, any breakage, termination or other payments due under such Banking Services and any interest accrued thereon;

SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders and any provider of Banking Services shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and L/C Obligations held by such Lender or the outstanding obligations payable to such provider of Banking Services bears to the aggregate then outstanding Loans and L/C Obligations and obligations payable under all Banking Services) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (c) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a Cash Collateral account and applied (i) first, to reimburse the L/C Issuer from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section. Notwithstanding the foregoing terms of this Section, only payments under the Loan Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Banking Services.

2.24     Incremental Facility.

(a) General Terms. Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time until the date that is six months prior to the Maturity Date, to increase the Aggregate Commitment (each such increase, a “Revolving Facility Increase”) by an aggregate principal amount for all such Revolving Facility Increases after the Sixth Amendment Effective Date that shall not exceed $200,000,000 (the “Incremental Increase Amount”).

(b) Terms and Conditions. The following terms and conditions shall apply to any Revolving Facility Increase: (A) no Unmatured Default or Default shall exist immediately prior to or after giving effect to such Revolving Facility Increase, (B) any loans made pursuant to a Revolving Facility Increase shall constitute Obligations and will be guaranteed with the other Obligations on a pari passu basis, (C) any Lenders providing such Revolving Facility Increase shall be entitled to the same voting rights as the existing Lenders and shall be entitled to receive proceeds of prepayments on the same terms as the existing Lenders, (D) any such Revolving Facility Increase shall be in a minimum principal amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof (or the remaining amount of the Incremental Increase Amount, if less), (E) the proceeds of any such Revolving Facility Increase will be used for general corporate purposes (including acquisition financing), (F) the Borrower shall execute a Note in favor of any new Lender or any existing Lender whose Commitment is increased pursuant to this Section, in each case, if requested by such Lender, (G) the conditions to Advances in Section 4.3 shall have been satisfied, (H) the Agent shall have received (1) upon request of the Agent, an opinion or opinions (including, if reasonably requested by the Agent, an in-house opinion or local counsel opinion with respect to certain Domestic Subsidiaries to be agreed upon) of counsel for the Loan Parties, addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent and substantially similar to the opinion delivered to the Agent on the Closing Date, (2) any authorizing corporate documents as the Agent may reasonably request and (3) if applicable, a duly executed Borrowing Notice and (I) the Agent shall have received from the Borrower updated financial projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Agent, demonstrating that, after giving effect to any such Revolving Facility Increase on a pro forma basis, the Borrower will be in compliance with the financial covenants set forth in Section 6.19.

(c) Terms. The terms, including, without limitation, the Applicable Margin, and any other components of yield applicable to the Revolving Facility Increase will be the same as those applicable to existing Loans and Commitments under this Agreement.

(d) Revolving Facility Increase. In connection with the closing of any Revolving Facility Increase, the outstanding Loans and participations in Letters of Credit shall be reallocated by causing such fundings and repayments among the Lenders of Loans as necessary such that, after giving effect to such Revolving Facility Increase, each Lender will hold Loans and participations in Letters of Credit based on its Commitment (after giving effect to such Revolving Facility Increase); provided that (i) such reallocations and repayments shall not be subject to any processing and/or recordation fees and (ii) the Borrower shall be responsible for any costs arising under Section 3.7 resulting from such reallocation and repayments.

(e) Participation. Participation in any such Revolving Facility Increase may be offered to each of the existing Lenders, but no Lender shall have any obligation to provide all or any portion of any such Revolving Facility Increase. The Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Agent (such consent not to be unreasonably withheld or delayed) to join this Agreement as Lenders hereunder for any portion of such Revolving Facility Increase; provided that such other banks, financial institutions and investment funds shall enter into such lender joinder agreements to give effect thereto as the Agent may reasonably request.

(f) Amendments. The Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Agreement or any other Loan Document as may be necessary to incorporate the terms of any such Revolving Facility Increase.

2.25     Term SOFR Conforming Changes.

In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

ARTICLE III.

YIELD PROTECTION; TAXES

3.1     Yield Protection.

If, on or after the Effective Date, any Change in Law:

(a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its ~~Eurodollar~~SOFR Advances, or

(b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to ~~Eurodollar~~SOFR Advances), or

(c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its ~~Eurodollar~~SOFR Advances or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its ~~Eurodollar~~SOFR Advances, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of ~~Eurodollar~~SOFR Advances held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing (a) – (c) is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its ~~Eurodollar~~SOFR Advances or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such ~~Eurodollar~~SOFR Advances or Commitment, then, promptly following written demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered, as the case may be, to the extent that such Lender fails to make a demand for such compensation within six (6) months after becoming aware of such Change in Law giving arise to such increased costs or reductions; provided, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof.

3.2     Changes in Capital Adequacy Regulations.

If a Lender determines the amount of capital or liquidity required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change in Law, then, promptly following written demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy). Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered, as the case may be, to the extent that such Lender fails to make a demand for such compensation within six (6) months after becoming aware of such Change in Law giving arise to such increased costs or reductions; provided, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof.

3.3     [Reserved].

3.4     Funding Indemnification.

~~If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any actual loss or cost incurred by it resulting therefrom (other than lost profits), including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance upon written demand by such Lender (such demand shall set forth in reasonable detail the basis for requesting indemnification for such costs)~~The Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Advance, (b) any failure of the Borrower to borrow or continue a SOFR Advance or convert to a SOFR Advance on a date specified therefor in a Borrowing Notice or Conversion/Continuation Notice, (c) any failure of the Borrower to prepay any SOFR Advance on a date specified therefor in any repayment notice, (d) any payment, prepayment or conversion of any SOFR Advance on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (e) the assignment of any SOFR Advance other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20(b). A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the

Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Loan Parties under this Section 3.4 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.5     Taxes.

(a) Withholding Taxes; Gross-Up; Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.5, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, promptly (but in no event later than thirty (30) days) following written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of this Agreement relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(a) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b) executed originals of IRS Form W-8ECI;

(c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in a form reasonably satisfactory to the Borrower and the Agent, to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN; or

(d) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything herein to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g), the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.6	Changed Circumstances.

(a) Circumstances Affecting ~~LIBOR Rate~~Benchmark Availability. Subject to clause (c) below, in connection with any request for a ~~Eurodollar~~SOFR Advance or a conversion to or continuation thereof or otherwise, if for any reason (i) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that ~~Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that~~ reasonable and adequate means do not exist for ~~the~~ ascertaining ~~the LIBO Rate~~Adjusted Term SOFR for ~~such~~the applicable Interest Period with respect to a proposed ~~Eurodollar~~SOFR Advance on or prior to the first day of such Interest Period or (~~iii~~ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that ~~the LIBO Rate~~Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Agent, then, in each case, the Agent shall promptly give notice thereof to the Borrower. ~~Thereafter, until~~Upon notice thereof by the Agent ~~notifies~~to the Borrower ~~that such circumstances no longer exist~~, ~~the~~any obligation of the Lenders to make ~~Eurodollar~~SOFR Advances, and ~~the~~any right of the Borrower to convert any Loan to or continue any Loan as a ~~Eurodollar~~SOFR Advance, shall be suspended~~, and~~ (to the ~~Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Advance together with accrued interest thereon (subject to Section 15.4), on the last day of the then current Interest Period applicable to such Eurodollar Advance; or (B) convert the then outstanding principal amount of each such Eurodollar Advance to a~~extent of the affected SOFR Advances or the affected Interest Periods) until the Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to CB Floating Rate Advances in the amount specified therein and (B) any outstanding affected SOFR Advances will be deemed to have been converted into CB Floating Rate ~~Advance as~~Advances at the end of the ~~last day of such~~applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.

(b) Laws Affecting ~~LIBOR Rate~~SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any ~~Eurodollar~~SOFR Advance, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Agent and the Agent notifies the Borrower that ~~such~~the circumstances giving rise to such determination no longer exist, (i) ~~the obligations~~any obligation of the Lenders to make ~~Eurodollar~~SOFR Advances, and ~~the~~any right of the Borrower to convert any Loan to a ~~Eurodollar~~SOFR Advance or continue any Loan as a ~~Eurodollar~~SOFR Advance, shall be suspended and ~~thereafter the Borrower may select only~~(ii) if necessary to avoid such illegality, the Agent shall compute the CB Floating Rate ~~Advances and~~without reference to clause (~~ii~~c) ~~if any of the affected Lenders~~of the definition of “CB Floating Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert all SOFR Advances to CB Floating Rate Advances (in each case, if necessary to avoid such illegality, the Agent shall compute the CB Floating Rate without reference to clause (c) of the definition of “CB Floating Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Advances to such day, or immediately, if any Lender may not lawfully continue to maintain ~~the affected Eurodollar Advance to the end of the then current Interest Period applicable thereto~~such SOFR Advances to such day. Upon any such prepayment or conversion, the ~~applicable Loan~~Borrower shall ~~immediately be converted to a CB Floating Rate Advance for the remainder of such Interest Period~~also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.

(c)	Benchmark Replacement Setting.

(i) ~~(A)~~ Benchmark Replacement. ~~Notwithstanding anything to the contrary herein or in any other Loan Document (and any hedge agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.6(c)) if a Benchmark Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the affected Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not~~

~~received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If an Unadjusted Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.~~

(A) ~~(B)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, ~~if a Term SOFR~~upon the occurrence of a Benchmark Transition Event, the Agent and ~~its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will~~the Borrower may amend this Agreement to replace the then-current Benchmark ~~for all purposes hereunder or under any Loan Document in~~with a Benchmark Replacement. Any such amendment with respect ~~of such~~to a Benchmark ~~setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless~~Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has ~~delivered~~posted such proposed amendment to ~~the~~all affected Lenders and the Borrower ~~a Term SOFR Notice. For the avoidance of doubt, the Agent~~so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.6(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.

(B) No Swap Agreement shall ~~not~~ be ~~required~~deemed to ~~deliver~~be a ~~Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion~~“Loan Document” for purposes of this Section 3.6(c).

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any ~~occurrence of a~~ Benchmark ~~Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark~~ Replacement ~~Date,~~and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of ~~any~~a Benchmark Replacement~~, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D)~~. The Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.6(c)(iv) ~~below and (E) the commencement or conclusion of any Benchmark Unavailability Period~~. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.6(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.6(c).

(i) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR~~Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be ~~no longer~~ representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(ii) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of ~~Eurodollar~~SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to CB Floating Rate Advances and (B) any outstanding affected ~~Eurodollar~~SOFR Advances will be deemed to have been converted to CB Floating Rate Advances at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the CB Floating Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the CB Floating Rate.

~~(vi) London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for Dollars for (I) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (II) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Agent to notify any parties of such Benchmark Transition Event pursuant to clause (iii) of this Section 3.6(c) shall be deemed satisfied.~~

3.7	Illegality~~.~~

~~Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for such Lender or its lending office to make or maintain Adjusted LIBO Rate Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make Adjusted LIBO Rate Loans or continue Adjusted LIBO Rate Loans as such shall forthwith be suspended until the Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist,~~

~~and (c) such Lender’s Loans then outstanding as Adjusted LIBO Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as a CB Floating Rate Advance. The Borrower hereby agrees to promptly pay any Lender, upon its written demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Adjusted LIBO Rate Loans hereunder. A certificate (which certificate shall include a reasonably detailed description of the basis for the computation) as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or minimize any amounts which may otherwise be payable pursuant to this Section; provided that such efforts (i) shall eliminate or reduce amounts payable pursuant to this Section and (ii) would not cause the imposition on such Lender of any additional costs, expenses or regulatory burdens and would not otherwise be disadvantageous to such Lender.~~

If, in any applicable jurisdiction, the Agent or any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Agent or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any extension of credit to any Borrower that is a Foreign Subsidiary, such Person shall promptly notify the Agent, then, upon the Agent notifying the Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such extension of credit shall be suspended, and to the extent required by Applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan, or on another applicable date with respect to another Obligation, occurring after the Agent has notified the Borrower or, in each case, if earlier, the date specified by such Person in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

ARTICLE IV.

CONDITIONS PRECEDENT

4.1	Effective Date. This Agreement shall become effective upon satisfaction of the following conditions precedent:

(a) Loan Documents executed by the Borrower and its Subsidiaries (to the extent constituting Subsidiaries on the Effective Date) to the extent required under Section 6.20, including any Notes executed by the Borrower if requested by a Lender pursuant to Section 2.13 payable to each such requesting Lender.

(b) Such other documents as any Lender or its counsel may have reasonably requested.

4.2    Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless, and the Closing Date shall occur when, the Borrower has furnished to the Agent:

(a) A joinder agreement executed by Cash America and its Domestic Subsidiaries to the extent required under Section 6.20, together with an updated Schedule 1 reflecting the addition of such Subsidiary.

(b) Copies of the articles or certificate of incorporation of each Loan Party, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in such Loan Party’s jurisdiction of incorporation.

(c) For each Loan Party, copies of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Loan Party is a party.

(d) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Loan Party.

(e) If applicable and requested by the Agent, (a) written money transfer instructions and (b) an account designation letter in substantially the form of Exhibit D, in each case, addressed to the Agent and signed by an Authorized Officer.

(f) Original certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(g) An opinion or opinions (including, if requested by the Agent, opinions of in-house counsel) of counsel for the Loan Parties which are included in the Aggregate Revenue Threshold, dated the date hereof and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each such Loan Party and opinions as to the non-contravention of such Loan Parties’ organizational documents).

(h) A certificate, in form and substance reasonably satisfactory to the Agent, executed by an Authorized Officer of the Borrower as of the Closing Date stating that the Merger has been consummated in accordance with the Merger Agreement as in effect on April 28, 2016, without (i) any waiver of any condition set forth in the Merger Agreement, and (ii) the occurrence of any event, circumstance, default or breach of a representation that affords the Borrower or its affiliates the ability to terminate the Merger Agreement or their respective obligations thereunder pursuant to the Merger Agreement, in each case to the extent any such waiver or the occurrence of any such event, circumstance, default or breach of a representation is materially adverse to the interests of the Lenders. The Agent shall have received a copy, certified by an officer of the Borrower as true and correct, of the Merger Agreement and all other material documentation with respect to the Merger as originally executed and delivered, together with all exhibits and schedules thereto.

(i) A Borrowing Notice with respect to the Loans to be made on the Closing Date.

(j) Evidence that all of the existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (including Cash America) (other than Indebtedness permitted hereunder) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.

(k) Evidence that since December 31, 2015, there shall have been no material adverse effect on the business, assets, financial condition or results of operations of (i) the Borrower and its Subsidiaries, taken as a whole, or (ii) Cash America and its Subsidiaries, taken as a whole.

(l) Evidence that all governmental and third party consents required in connection with the Transactions have been obtained (without material qualification or condition) and are in full force and effect as of the Closing Date.

(m) Copies of the financial statements referred to in Section 5.4.

(n) A certificate, in form and substance reasonably satisfactory to the Agent, executed by an Authorized Officer of the Borrower as of the Closing Date stating that, after giving effect to the consummation of the Merger, the Borrower is in pro forma compliance with each of the financial covenants set forth in Section 6.19 (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) for the twelve-month period ended as of the most recent month end prior to the Closing Date for which financial statements are available.

(o) At least five (5) days prior to the Closing Date, documentation and other information requested by the Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

(p) The Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to this Agreement and the other Loan Documents.

4.3	Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

(a) There exists no Default or Unmatured Default.

(b) At the time of and immediately after giving effect to such Advance, the representations and warranties contained in Article V shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Advance as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

(c) Immediately after giving effect to the making of any Advance or extension of credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Loans plus outstanding L/C Obligations shall not exceed the Aggregate Commitment then in effect and (ii) the outstanding L/C Obligations shall not exceed the Letter of Credit Sublimit.

(d) If the issuance of a Letter of Credit is requested, (i) all conditions set forth in Section 2.19 shall have been satisfied and (ii) there shall exist no Lender that is a Defaulting Lender unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the L/C Issuer’s risk with respect to such Defaulting Lender’s L/C Obligations.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.3(a) and (b) have been satisfied.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Commencing on the Closing Date (except for the representations and warranties contained in Sections 5.1, 5.2 and 5.3 with respect to each Loan Party that is party hereto on the Effective Date, which representations and warranties are also made on the Effective Date with respect to such Loan Parties), each Loan Party represents and warrants to the Lenders that:

5.1 Existence and Standing. Each of the Loan Parties and their Subsidiaries is (i) a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity), (ii) in good standing under the laws of its jurisdiction of incorporation or organization and (iii) has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in the case of clauses (ii) (with respect to any Loan Party other than the Borrower) and (iii) above, to the extent that the failure to be in good standing or so qualified could reasonably be expected to have a Material Adverse Effect.

5.2 Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and general principals of equity (regardless of whether the application of such principles is considered in a proceeding at equity or at law). Each Loan Document to which it is a party has been duly executed and delivered on behalf of each Loan Party.

5.3 No Conflict; Government Consent. Neither the execution and delivery by each Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Loan Parties or any of their Subsidiaries in any material respect or (b) the Loan Parties’ or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which any Loan Party or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder (other than such conflict or default which could not otherwise reasonably be expected to result in a Material Adverse Effect), or result in, or require, the creation or imposition of any Lien in, of or on the Property of a Loan Party or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Loan Parties or any of their Subsidiaries, is required to be obtained by the Loan Parties or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents other than any of the foregoing which have been obtained or any of the foregoing which are immaterial to the conduct of the business of the Loan Parties and their Subsidiaries, taken as a whole.

5.4 Financial Statements. (a) The audited consolidated financial statements of the Borrower and its Subsidiaries (excluding Cash America and its Subsidiaries) for the fiscal year ended December 31, 2015, together with the related consolidated statements of income or operations, equity and cash flows for the fiscal year ended on such date and (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries (excluding Cash America and its Subsidiaries) for the year-to-date period ending on the last day of the quarter that ended March 31, 2016, together with the related consolidated of income or operations, equity and cash flows for the year-to-date period ending on such date:

(A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

(B) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries, as applicable, as of the date thereof (subject, in the case of the unaudited financial statements, to normal year-end adjustments) and results of operations for the period covered thereby.

5.5 Material Adverse Change. Since December 31, 2015, there has been no event, development or circumstance which could reasonably be expected to have a Material Adverse Effect.

5.6 Taxes. Other than as could not be expected to result in a Material Adverse Effect, the Loan Parties and their Subsidiaries have filed all tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Loan Parties or any of their Subsidiaries, except such taxes, if any, (a) that are not yet delinquent or (b) as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP.

5.7 Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their Authorized Officers, threatened against or affecting Loan Parties or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans.

5.8 Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of the Borrower as of the Effective Date (and, after giving effect to the update required pursuant to Section 4.2(a), as of the Closing Date), setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. As of the Closing Date, all of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9 ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations. Except as would not otherwise be expected to result in a Material Adverse Effect, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any ERISA Affiliate has withdrawn from any Plan or initiated steps to do so and no steps have been taken to reorganize or terminate any Plan. During the five-year period prior to the date on which this representation is made or deemed made, no Lien imposed under the Code or ERISA in favor of the PBGC or a Plan has arisen. Neither the Borrower nor any ERISA Affiliate is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan that could reasonably be expected to result in a Material Adverse Effect.

5.10 Accuracy of Information. No written information (other than any projections, other forward looking statements and information of a general economic or industry specific nature), exhibit or written report furnished by the Loan Parties or any of their Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not materially misleading (after giving effect to all supplements and updates thereto from time to time) in light of the circumstances in which the same were made.

5.11 Regulation U. No part of the proceeds of any extension of credit hereunder will be used directly or indirectly for any purpose that violates, or that would require any Lender to make any filings in accordance with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Loan Parties and their Subsidiaries (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 5.4 or delivered pursuant to Section 6.1 and the aggregate value of all “margin stock” owned by the Loan Parties and their Subsidiaries taken as a group does not exceed 25% of the value of their assets.

5.12 Material Agreements. Neither any Loan Party nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

5.13 Compliance With Laws. The Loan Parties and their Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property (including, without limitation, (i) all federal and state registrations required by anti-money laundering Laws, (ii) the provisions of the Texas Pawnshop Act (Chapter 371 of the Texas Finance Code), (iii) the provisions of the Brady Act and (iv) the consumer loan provisions of the Texas Finance Code), in each case, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

5.14 Ownership of Properties. Except as set forth on Schedule 4, on the Closing Date, the Loan Parties and their Subsidiaries will have good title (except for such defects in title as could not reasonably be expected to result in a Material Adverse Effect), free of all Liens other than those permitted by Section 6.15, to all of the Property and assets material to the conduct of the Loan Parties and their Subsidiaries, taken as a whole.

5.15 Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold “plan assets” (within the meaning of 29 C.F.R. 2510.3-101) of an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code).

5.16 Environmental Matters. The Loan Parties and their Subsidiaries are in compliance with Environmental Laws, except to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.17 Subordinated Indebtedness. The Obligations constitute “senior indebtedness” as such term (or similar term) is defined in any documentation evidencing any Subordinated Indebtedness.

5.18 Insurance. The insurance coverage of the Loan Parties and their Subsidiaries complies with the requirements set forth in Section 6.6.

5.19	Solvency. The Loan Parties, taken as a whole, are Solvent.

5.20	Compliance with FCPA.

Each of the Loan Parties and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. None of the Loan Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Loan Party or its Subsidiary or to any other Person, in each case, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

5.21	Investment Company Act; etc.

No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

5.22	Reserved.

5.23	USA PATRIOT ACT NOTIFICATION; OFAC.

(a) Each Lender and the Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower and the other Loan Parties in accordance with the Patriot Act.

(b) Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Prohibited Person, and the Loan Parties, their Subsidiaries and, to the knowledge of the Borrower, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

(c) Neither the Loan Parties nor any of their Subsidiaries or, to the knowledge of the Borrower, any of their respective Affiliates: (i) is targeted by United States or multilateral economic or trade sanctions currently in force; (ii) is owned or controlled by, or acts on behalf of, any Person that is targeted by United States or multilateral economic or trade sanctions currently in force; (iii) is a Prohibited Person; or (iv) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

5.24 Embargoed Person. (a) None of Borrower’s assets constitute property of, or are beneficially owned, directly or indirectly, by any Person targeted by economic or trade sanctions under US law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act, if the result of such ownership would be that any Loan made by any Lender would be in violation of law (“Embargoed Person”)); (b) neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act, (c) no Embargoed Person has any interest of any nature whatsoever in the Borrower if the result of such interest would be that any Loan would be in violation of law; (d) the Borrower has not engaged in business with Embargoed Persons if the result of such business would be that any Loan made by any Lender would be in violation of law; and (e) neither the Borrower nor any Controlled Affiliate (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true or a covenant is being complied with under this Section 5.24, the Borrower shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

ARTICLE VI.

COVENANTS

From the Closing Date (other than Sections 6.3 and 6.4, which shall be from the Effective Date) until the date on which all of the Obligations are Paid in Full, unless the Required Lenders shall otherwise consent in writing:

6.1 Financial Reporting. The Loan Parties will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance in all material respects with generally accepted accounting principles, and furnish to the Agent (for distribution to the Lenders):

(a) Within ninety (90) days after the close of each of its fiscal years, an audit report (which shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit) certified by Hein & Associates, LLP or any other independent registered public accounting firm of nationally recognized standing, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related consolidated statements of income, changes in stockholder equity, comprehensive income and cash flows, in each case setting forth in comparative form the figures for the preceding fiscal year.

(b) Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statement of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(c) Together with the financial statements required under Sections 6.1(a) and (b), a Compliance Certificate in substantially the form of Exhibit A signed by its chief financial officer showing the calculations necessary to determine compliance with Section 6.19 of this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(d) As soon as possible and in any event within ten (10) days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

(e) Promptly upon the furnishing thereof to the public shareholders of any Loan Party, copies of all financial statements, reports and proxy statements so furnished.

(f) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly or other regular reports which any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission.

(g) As soon as available, but in any event within ninety (90) days after the end of each fiscal year (including the fiscal year ending December 31, 2016), upon request of the Agent, a copy of the detailed annual operating budget or plan including cash flow projections of the Loan Parties and their Subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form and detail reasonably acceptable to the Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

(h) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.1 may be satisfied with respect to financial information of the Loan Parties and their Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of the applicable Loan Party filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 6.1(a), such materials are accompanied by a report and opinion of Hein & Associates, LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Section 6.1(a), (b), (e) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent). Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

6.2 Use of Proceeds. The Borrower will use the proceeds of the Advances (a) for the Closing Date Stock Payment, (b) to refinance certain existing Indebtedness of the Borrower and its Subsidiaries and (c) for general corporate purposes (including acquisition financing and payment of fees and expenses in connection with the Merger). The Borrower will not, nor will it permit any Loan Party or Subsidiary to, use any of the proceeds of the Advances to (a) purchase or carry any “margin stock” (as defined in Regulation U) or (b) other than as set forth in clause (a) the preceding sentence and with respect to the payment of fees and expenses in connection with the Merger, finance any portion of the Merger. ~~The Borrower shall not, directly or indirectly (including through its parent company(ies), Subsidiaries, or Affiliates), transfer any proceeds of any Advance to, nor use them for the benefit of, BBVA USA’s Reg. W affiliate, BBVA Mexico, which shall include using the proceeds of any Advance to make any payment on (or with respect to) any loan or other debt from BBVA Mexico or depositing any of the proceeds into a deposit account held at BBVA Mexico.~~

6.3 Notices. Promptly after any Authorized Officer of the Borrower or any other Loan Party obtains actual knowledge thereof, the Borrower will furnish to the Agent (for distribution to each Lender through the Agent) written notice of the following:

(a) the occurrence of any Default or Unmatured Default;

(b) the occurrence of any other development which could reasonably be expected to have a Material Adverse Effect;

(c) the filing or commencement of any litigation since the Effective Date which could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $20,000,000 that would not be covered by insurance; and

(d) notice of the institution of any investigation, review, proceeding or other inquiry by any Governmental Authority regarding financial or other operational results of the Borrower or any other Loan Party that could reasonably be expected to have a Material Adverse Effect.

6.4 Conduct of Business. The Loan Parties will, and will cause each Subsidiary to, engage in substantially the business conducted by the Borrower and its Subsidiaries on the Effective Date, any consumer finance business and all other businesses reasonably related, complementary or ancillary thereto and reasonable extensions of all of the foregoing and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent that the failure to maintain such authority in any foreign jurisdiction could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution or asset sale, in each case, otherwise permitted under this Agreement.

6.5 Taxes. The Loan Parties will, and will cause each Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those (a) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP and (b) where the failure to make payment could not reasonably be expected to have a Material Adverse Effect.

6.6 Insurance. The Loan Parties will, and will cause each Subsidiary to, maintain with reputable national insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of similar financial condition and strength engaged in the same or similar business and owning similar properties in localities where the Loan Parties or their Subsidiaries operate, of such types and in such amounts (it being acknowledged by the Lenders that the Loan Parties and their Subsidiaries may maintain self-insurance which is compatible with the standards set forth herein) as are customarily carried under similar circumstances by such other Persons.

6.7 Compliance with Laws. The Loan Parties will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, (i) all federal and state registrations required by anti-money laundering Laws, (ii) the provisions of the Texas Pawnshop Act (Chapter 371 of the Texas Finance Code), (iii) the provisions of the Brady Act, (iv) the consumer loan provisions of the Texas Finance Code and (v) all Environmental Laws, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

6.8 Maintenance of Properties. The Loan Parties will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.9 Inspection. The Loan Parties will, and will cause each Subsidiary to, permit the Agent, by its representatives and agents, upon reasonable prior notice and during normal business hours, to inspect any of the Property, books and financial records of the Loan Parties and each Subsidiary located in the United States, to examine and make copies of the books of accounts and other financial records of the Loan Parties and each Subsidiary located in the United States (other than materials protected by the attorney-client privilege and materials which such Person may not disclose without violation of a confidentiality obligation (so long as such confidentiality obligation was not entered into for the purpose of circumventing the Loan Parties’ obligations hereunder) binding upon it), and to discuss the affairs, finances and accounts of the Loan Parties and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent may designate provided that, excluding any such inspections and examinations during the continuation of a Default, the Agent shall not exercise such rights more often than two times during any calendar year.

6.10 Depository. To the extent permitted by applicable law, the Loan Parties and their Subsidiaries shall maintain their primary domestic deposit account relationships with the Lenders when reasonably convenient.

6.11 Indebtedness. The Borrower will not, nor will it permit any other Loan Party to, create, incur or suffer to exist any Indebtedness, except for (a) the Obligations, (b) intercompany Indebtedness representing Investments to the extent permitted by Section 6.14, (c) endorsements of negotiable instruments in the ordinary course of business, (d) Indebtedness described in Schedule 2 and any Permitted Refinancing thereof, (e) Subordinated Indebtedness and Permitted Refinancings thereof; provided that (i) prior to the incurrence thereof, the Borrower has delivered to the Agent a Compliance Certificate which indicates that, on a pro forma basis after taking into account the incurrence of such Subordinated Indebtedness and the use of the proceeds thereof, (A) there shall occur no Default or Unmatured Default and (B) the Loan Parties and their Subsidiaries are in pro forma compliance with the financial covenants in Section 6.19 and (ii) such Indebtedness shall not have any scheduled amortization or mandatory prepayments (other than mandatory prepayments resulting from a change of control) or obligations to repurchase or redeem prior to thirty days after the Maturity Date, (f) Guarantees by the Borrower and the other Loan Parties in respect of Indebtedness of the Borrower or any other Loan Party permitted under this Section 6.11; provided that, if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the Subordinated Indebtedness, (g) any obligation of the Borrower or any other Loan Party under Swap Agreements; provided such Swap Agreements are entered into to manage risk and not for speculative purposes, (h) [reserved], (i) Indebtedness consisting of Capitalized Lease Obligations and purchase money Indebtedness of the Borrower or any other Loan Party and any Permitted Refinancing thereof in an aggregate principal amount not to exceed the greater of $50,000,000 and two percent (2%) of Consolidated Total Assets at any time outstanding, (j) Indebtedness of any Person that becomes a Loan Party (or of any Person not previously a Loan Party that is merged or consolidated with or into a Loan Party) after the Closing Date as a result of an Investment permitted hereunder and Permitted Refinancings thereof; provided that the aggregate principal amount of all such Indebtedness permitted under this clause (j) shall not exceed $40,000,000 at any time outstanding, (k) Indebtedness representing deferred compensation to employees of the Borrower and other Loan Parties incurred in the ordinary course of business, (l) Indebtedness constituting working capital adjustments, purchase price adjustments, non-competes, consulting, deferred compensation, earn-out obligations, contingent consideration, contributions, and similar obligations incurred in connection with any Investment or disposition, in each case, permitted under this Agreement, (m) Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with deposit accounts, (n) Indebtedness consisting of the financing of insurance premiums, (o) Indebtedness incurred by the Borrower or any other Loan Party in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims, (p) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice, (q) Additional Unsecured Senior Debt of the Borrower or any other Loan Party and Permitted Refinancings thereof; provided that prior to the incurrence thereof, the Borrower has delivered to the Agent a Compliance Certificate which indicates that, on a pro forma basis after taking into account the incurrence of such Additional Unsecured Senior Debt and the use of the proceeds thereof, (A) there shall occur no Default or Unmatured Default and (B) the Loan Parties and their Subsidiaries are in pro forma compliance with the financial covenants in Section 6.19, (r) the First Cash Senior Notes (and Permitted

Refinancings thereof), (s) unsecured Indebtedness in respect of credit card programs incurred in the ordinary course of business, (t) current amounts payable or accrued for other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, except for those being contested in good faith by the Borrower or a Subsidiary for which sufficient reserves have been established, (u) current liabilities for taxes and assessments incurred in the ordinary course of business, and other liabilities for unpaid taxes being contested in good faith by the Borrower or any other Loan Party for which sufficient reserves have been established, (v) Indebtedness consisting of seller financing, seller notes and other similar obligations incurred in connection with any Investment permitted under this Agreement; provided that the aggregate principal amount of all such Indebtedness permitted under this clause (v) shall not exceed at any time $20,000,000 and (w) additional Indebtedness of the Borrower and the other Loan Parties in an aggregate principal amount not to exceed at any time $100,000,000 and Permitted Refinancings thereof; provided that prior to the incurrence thereof, the Borrower has delivered to the Agent a Compliance Certificate which indicates that, on a pro forma basis after taking into account the incurrence of such Indebtedness and the use of the proceeds thereof, (A) there shall occur no Default or Unmatured Default and (B) the Loan Parties and their Subsidiaries are in pro forma compliance with the financial covenants in Section 6.19.

6.12 Merger. The Loan Parties will not, nor will they permit any Domestic Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Subsidiary may merge into or consolidate with the Borrower, (b) a Subsidiary of the Borrower may merge or consolidate with another Subsidiary; provided that (i) if such merger or consolidation involves a Loan Guarantor, the Loan Guarantor shall be the surviving entity, and (ii) if such merger or consolidation involves a Foreign Subsidiary, the Domestic Subsidiary shall be the surviving entity, (c) a Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted under Section 6.14 or (d) a Subsidiary may effect a merger, consolidation or amalgamation to effect a disposition permitted under Section 6.13.

6.13 Sale of Assets. The Loan Parties will not, nor will they permit any Subsidiary to, lease, sell or otherwise dispose of its Property (other than the Restricted Stock Unit Awards) to any other Person, except for (a) sales of inventory in the ordinary course of business, (b) dispositions of obsolete or worn out property in the ordinary course of business, (c) dispositions of property no longer used or useful in the conduct of the business of the Loan Parties and their Subsidiaries, (d) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property, (e) transfers or the liquidation of Cash Equivalent Investments, (f) leases, subleases, non-exclusive licenses or sublicenses (excluding, in each case, Capitalized Leases) of any property (including Intellectual Property) in the ordinary course of business and which do not materially interfere with the business of the Loan Parties and their Subsidiaries, (g) dispositions in the ordinary course of business consisting of the abandonment, transfer, assignment, cancellation or other disposition of any Intellectual Property which, in the reasonable good faith determination of the Borrower is not material to the conduct of the business of Loan Parties and their Subsidiaries, taken as a whole, (h) transfers of property or assets subject to casualty, condemnation or similar event upon receipt of the condemnation or casualty proceeds thereof, (i) dispositions of assets by a Loan Party or a Subsidiary to a Loan Party or a Subsidiary, including in connection with the liquidation or dissolution of such Subsidiary; provided that (x) if such disposition is made by a Loan Party to a non-Loan Party, such disposition shall be considered an Investment under Section 6.14 and (y) if such disposition is made by a Loan Party to a non-Loan Party in connection with the Foreign Restructuring, such disposition shall not count against the investment basket under Section 6.14(f) but shall rather be considered an Investment permitted under Section 6.14(q), (j) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease, (k) leases, sales or other dispositions of its Property that, together with all other Property of the Loan Parties and their Subsidiaries previously leased, sold or disposed of pursuant to this Section 6.13(k) during the twelve (12) month period ending with the month in which any such lease, sale or other disposition is scheduled to occur, would not reduce Consolidated EBITDA for the trailing twelve (12) month period by more than ten percent (10%) on a pro forma basis, (l) sales, transfers or other dispositions set forth on Schedule 6, (m) termination of a lease or sublease of real or personal property that is not necessary for the ordinary course of business, could not reasonably be expected to have a Material Adverse Effect and does not result from an obligor’s default, (n) voluntary termination of any Swap Agreement, (o) the expiration of any contract, contract right or other agreement in accordance with its terms, (p) the sale or issuance of any Equity Interests by the Loan Parties not constituting a Change in Control, (q) the sale or issuance of any Equity Interests of a Subsidiary of the Loan Parties to a Loan Party or another Subsidiary, (r) dispositions of accounts receivable in connection with the collection or compromise thereof, (s)(i) sales, transfers and other dispositions of Investments in joint ventures permitted under Section 6.14 to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) the winding down or dissolution of joint ventures permitted under Section 6.14, (t) sale-leaseback transactions involving Property of the Loan Parties and their Subsidiaries, (u) an assignment of an account to an insurance company providing credit insurance to a Loan Party or any of its Subsidiaries for purposes of collecting insurance proceeds, (v) the granting of Liens permitted under Section 6.15, (w) a merger, dissolution, liquidation or consolidation, the purpose of which is to substantially concurrently effect a disposition or merger permitted by Section 6.12 (excluding Section 6.12(d)) ~~and~~, (x) the Enova Disposition and (y) sales of accounts receivable, or participations therein, and related assets in connection with a Permitted Receivables Financing.

6.14 Investments and Acquisitions. The Loan Parties will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments except for (a) Cash and Cash Equivalent Investments, (b) Investments in existence on the Closing Date set forth on Schedule 5 and any modification, replacement, renewal, reinvestment or extension thereof (to the extent not representing an increase in the aggregate amount of such Investment unless otherwise permitted hereunder), (c) any Acquisition for which the aggregate purchase price therefor does not exceed twenty-five percent (25%) of Consolidated Net Worth as reflected on the Loan Parties’ most recently submitted Compliance Certificate; provided, after giving pro forma effect to such Acquisition, (i) no Default or Unmatured Default has occurred and is continuing or would result therefrom and (ii) the Loan Parties and their Subsidiaries are in compliance with the financial covenants in Section 6.19, (d) Investments by Loan Parties in other Loan Parties, (e) Investments by Persons that are not Loan Parties in Persons that are not Loan Parties, (f) Investments by Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount not to exceed the greater of $200,000,000 and twenty percent (20%) of Consolidated Net Worth as reflected on the Loan Parties’ most recently submitted Compliance Certificate; provided, after giving pro forma effect to such Investment, (i) no Default or Unmatured Default has occurred and is continuing or would result therefrom and (ii) the Loan Parties and their Subsidiaries are in compliance with the financial covenants in Section 6.19, (g) Investments by Subsidiaries that are not Loan Parties in Loan Parties, (h) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, (i) Investments in the ordinary course of business consisting of Uniform Commercial Code

Article 3 endorsements for collection or deposit, (j) advances of payroll payments to employees in the ordinary course of business, (k) Investments in Swap Agreements, (l) Investments constituting deposits, prepayments and other credits to suppliers made in the ordinary course of business of the Loan Parties and their Subsidiaries, (m) deposits of cash made in the ordinary course of business to secure performance of operating leases, (n) Investments held by any Person who is acquired after the Closing Date pursuant to an Investment permitted hereunder, to the extent that such Investments were not made in contemplation of, or in connection with, such Investment and were in existence on the date of such Investment, (o) a Subsidiary of the Loan Parties may be established or created (but not capitalized unless otherwise permitted under this Section 6.14), (p) pawn transactions, pawn loans and other consumer loans or participations therein in the ordinary course of the day to day business of the Loan Parties and their Subsidiaries, (q) Investments necessary to consummate any Foreign Restructuring consisting of the contribution of the stock of a Foreign Subsidiary to another Foreign Subsidiary, (r) Investments (other than Investments in Loan Parties or their Subsidiaries) permitted pursuant to Section 6.11(c), 6.11(o) and 6.11(p), (s) promissory notes and other non-cash consideration received in connection with dispositions permitted by Section 6.13, (t) Investments and other acquisitions to the extent that payment for such Investments is made solely with Equity Interests of the Loan Parties that are not Disqualified Equity Interests, (u) to the extent constituting an Investment, CSO Obligations, (v) Investments in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing or any repurchases in connection therewith and (~~u~~w) other Investments in an aggregate amount not to exceed the greater of $25,000,000 and one percent (1.0%) of Consolidated Total Assets.

6.15 Liens. The Borrower will not, nor will it permit any other Loan Party to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any other Loan Party (other than the Restricted Stock Unit Awards), except:

(a) Liens for taxes, assessments or governmental charges or levies on its Property which are not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(b) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, mechanics’, repairmen, workman and materialmen and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or for amounts that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made for any such contested amounts;

(c) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(d) easements, servitudes, rights of way, covenants, licenses, protrusions, zoning and other restrictions, encroachments, and other minor defects or irregularities in title or other similar encumbrances, in each case which do not and will not interfere in any material respect with the value or use of the property to which such Lien is attached or with the ordinary conduct of the business of the Loan Parties or any of their Subsidiaries;

(e) Liens existing on the Closing Date and described in Schedule 2 and any modifications, replacements, renewals or extensions thereof; provided that (x) no such Lien extends to any additional property other than after-acquired property that is affixed or incorporated into the property covered by such Lien, and (y) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 6.11;

(f) Liens in favor of the Agent, for the benefit of the Lenders;

(g) Liens incurred in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness);

(h) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this definition (other than Liens set forth on Schedule 2); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

(i) Liens arising out of judgments or awards not resulting in a Default;

(j) Any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Loan Party in the ordinary course of its business and covering only the assets so leased, licensed or subleased.

(k) Assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease.

(l) Liens in favor of the Agent or L/C Issuer to Cash Collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder.

(m) Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course and not given in connection with the issuance of Indebtedness, or (ii) relating to pooled deposit or sweep accounts of the Borrower or any other Loan Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Loan Parties and their Subsidiaries;

(n) Liens (i) of a collection bank arising under Section 4-210 of the UCC on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(o) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Loan Party, in each case, after the date hereof; provided that (i) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property of such acquired Loan Party), (ii) the Indebtedness secured thereby is permitted under Section 6.11 and (iii) such Lien is not created in connection with such Acquisition;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) Liens securing Indebtedness permitted pursuant to Section 6.11(i); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness; provided, further, that individual financings otherwise permitted to be secured pursuant to Section 6.11(i) provided by one Person (or its affiliates) may be cross collateralized to other such financings permitted to be secured by Section 6.11(i) provided by such Person (or its affiliates);

(r) Liens (i) solely on any cash earnest money deposits made by the Borrower or any other Loan Party in connection with any letter of intent or purchase agreement permitted hereunder or (ii) consisting of an agreement to consummate a transaction permitted by Section 6.13;

(s) restrictions resulting from any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, in each case, which do not and will not interfere with or affect in any material respect the use, value or operations of any real estate asset of the Loan Parties or the ordinary conduct of the business of the Loan Parties;

(t) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(u) leases, subleases, non-exclusive licenses or non-exclusive sublicenses granted to other Persons (including with respect to Intellectual Property) by the Borrower or any other Loan Party in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any such Loan Party and not constituting a disposition of all substantial rights in any Intellectual Property;

(v) [reserved];

(w) Liens on the Equity Interests in joint ventures held by the Borrower or any other Loan Party securing obligations of such joint ventures;

(x) options, put and call arrangements, rights of first refusal and similar rights to Investments in joint ventures, partnerships or other similar Investments permitted to be made under Section 6.14; ~~and~~

(y) Liens securing Indebtedness permitted pursuant to Section 6.11(w); and

(z) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing.

Notwithstanding anything to the contrary contained herein, in no event shall Holdings cause the Equity Interests of the Borrower owned by Holdings to be subject to a Lien (other than a Lien in favor of the ~~Administrative agent~~Agent) securing debt for borrowed money.

6.16 Negative Pledges. Except with respect to any Additional Unsecured Senior Debt, Subordinated Indebtedness, the First Cash Senior Notes and any Indebtedness permitted under Section 6.11(w) (and any Permitted Refinancings thereof), neither the Borrower nor any other Loan Party will enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets whether now owned or hereafter acquired, except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a disposition permitted under Section 6.13, (b) restrictions that (i) are included in a contractual obligation entered into in connection with a disposition permitted pursuant to Section 6.13 (or in connection with the payment in full of the Obligations) and (ii) relate only to assets subject to such asset sale, (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses and other contracts entered into in the ordinary course of business, (d) provisions in customary joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder, (e) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (f) restrictions or conditions related to secured Indebtedness otherwise permitted to be incurred under Section 6.11(i) that limit the right of the obligor to dispose of the assets securing such Indebtedness or if such restrictions or conditions apply only to the Person obligated under such Indebtedness or the property or assets intended to secure such Indebtedness, (g) customary restrictions pursuant to the terms of a Permitted Receivables Financing and (~~g~~h) any encumbrances or restrictions of the types referred to in clauses (a) through (~~f~~g) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts referred to therein; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrance or other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

6.17 Affiliates. The Loan Parties will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) in the ordinary course of business and pursuant to the reasonable requirements of such Loan Party’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Loan Party or such Subsidiary than such Loan Party or such Subsidiary would obtain in a comparable arm’s length transaction, (b) issuances of Equity Interests by the Loan Parties not constituting a Change in Control, (c) employment and severance arrangements between the Loan Parties and their Subsidiaries and their respective officers and employees in the ordinary course of business, (d) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of the Loan Parties and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Loan Parties and the Subsidiaries, (e) dividends or distributions by the Loan Parties or their Subsidiaries, (f) transactions among the Loan Parties ~~and~~, (g) transactions among the Loan Parties and their Subsidiaries expressly permitted by this Agreement and (h) sales of accounts receivable, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing.

6.18 Non-Loan Party Transactions. Other than as set forth in this Agreement and the First Cash Senior Notes (and any Permitted Refinancings thereof), or to the extent required by applicable law, the Loan Parties will not permit any non-Loan Party Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends, or other distributions to any Loan Party in respect of such Subsidiary’s Equity Interests owned by such Loan Party, or (b) pay or repay any intercompany loans, royalties or management fees owing by such Subsidiary to any Loan Party, other than restrictions (i) by reason of customary provisions restricting assignments or other transfers contained in licenses, joint venture agreements and similar agreements entered into in the ordinary course of business; (ii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to, any property, assets and/or Equity Interests not otherwise prohibited under this Agreement; (iii) that are binding on such Person at the time such Person first becomes a Subsidiary of a Loan Party, so long as such restrictions were not entered into in contemplation of such Person becoming a Subsidiary of a Loan Party; (iv) arising in connection with a disposition permitted pursuant to Section 6.13 and related only the assets and/or Equity Interests subject to such disposition; (v) customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements (including equivalent foreign organizational governance documents) entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar Person; (vi) constituting restricted payment and investment covenants contained in any documentation with respect to Indebtedness incurred by a non-Loan Party Subsidiary that are, taken as a whole and in the good faith judgment of the Borrower, no more restrictive with respect to such non-Loan Party Subsidiary than customary market terms for Indebtedness of such type; and (vii) any encumbrances or restrictions of the types referred to in sub-clauses (i) through (vi) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts referred to therein; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrance or other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

6.19 Financial Covenants. The parties hereto acknowledge and agree that, with respect to compliance with the financial covenants set forth in this Section 6.19 and all calculations made in determining such compliance for any applicable period, all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) for purposes of such compliance: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (A) in the case of a disposition of all or substantially all Equity Interests in any Subsidiary of the Loan Parties or any division used for operations of the Loan Parties or any of its Subsidiaries, shall be excluded, and (B) in the case of an Acquisition, Investment or other Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Loan Parties or any of their Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, the foregoing pro forma adjustments may be applied to any such compliance calculation solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Loan Parties and their Subsidiaries, (3) factually supportable and (4) are determined in accordance with Article 11, Regulations S-X of the Securities Act of 1933.

(a) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its fiscal quarters, to be less than 1.25 to 1.0.

(b) Leverage Ratio. The Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than (i) ~~4.00~~3.50 to 1.00 for the period beginning on the ~~Fifth~~Sixth Amendment Effective Date and ending December 31, ~~2021~~2023, (ii) ~~3.50~~3.25 to 1.00 for the period beginning January 1, ~~2022~~2024 and ending December 31, ~~2022~~2024, and (iii) 3.00 to 1.00 thereafter.

~~(c) Domestic Leverage Ratio. The Borrower will not permit the Domestic Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than (i) 5.00 to 1.00 for the period beginning on the Fifth Amendment Effective Date and ending December 31, 2021, (ii) 4.50 to 1.00 for the period beginning January 1, 2022 and ending December 31, 2022, and (iii) 4.00 to 1.00 thereafter.~~

6.20 Subsidiaries as Guarantors. If, at any time, the aggregate revenue or assets (on a non-consolidated basis) of Holdings, the Borrower and those Subsidiaries that are then Loan Guarantors are less than the Aggregate Revenue Threshold, and at any time as so elected by the Borrower in its sole discretion, the Borrower shall cause one or more other Domestic Subsidiaries to become additional Loan Guarantors in accordance with this Section 6.20, within thirty (30) days (which date may be extended by the Agent in its reasonable discretion) after such revenues or assets become less than the Aggregate Revenue Threshold so that after including the revenue and assets of any such additional Loan Guarantors, the aggregate revenue and assets (on a non-consolidated basis) of Holdings, the Borrower and all such Loan Guarantors would equal or exceed the Aggregate Revenue Threshold (or, if at the election of the Borrower, within any timeframe selected by the Borrower). The Borrower shall cause each such Domestic Subsidiary required to become a Loan Guarantor as provided in the immediately preceding sentence to become a Loan Guarantor by executing and delivering to the Agent a Joinder Agreement.

6.21 Restricted Payments. The Loan Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Equity Interests of such Person, (b) to make dividends or other distributions payable to the Loan Parties (directly or indirectly through its Subsidiaries), (c) dividends or other distributions payable by a non-Loan Party to another non-Loan Party, (d) (i) regularly scheduled interest payments on Subordinated Indebtedness of any Loan Party and (ii) payments and/or prepayments of principal and related premiums or fees on Subordinated Indebtedness of any Loan Party so long as, after giving effect to such payment or prepayment on a pro forma basis, (x) no Default of Unmatured Default has occurred and is continuing or would result therefrom and (y) the Loan Parties and their Subsidiaries are in compliance with the financial covenants in Section 6.19~~;~~, (e) ~~[reserved]~~ distributions or payments of Receivables Fees and (f) repurchases of Equity Interests of the Loan Parties and cash dividends by the Loan Parties; provided, after giving effect to such repurchase on a pro forma basis, (i) no Default or Unmatured Default has occurred and is continuing or would result therefrom and (ii) the Loan Parties and their Subsidiaries are in compliance with the financial covenants in Section 6.19; provided, further, (A) if the ~~Domestic~~ Leverage Ratio, determined as of the end of any fiscal quarter, is greater than or equal to ~~4.25~~3.25 to 1.00, but is less than ~~4.50~~3.50 to 1.00, then Restricted Payments payable pursuant to clause (f) above for the following fiscal quarter shall be limited to 50% of the Consolidated Net Income for the prior fiscal quarter (for the avoidance of doubt, determined on a stand-alone basis and not for the four fiscal quarter period then ended) ~~and~~, (B) if the ~~Domestic~~ Leverage Ratio, determined as of the end of any fiscal quarter, is greater than or equal to ~~4.00~~3.00 to 1.00, but is less than ~~4.25~~3.25 to 1.00, then Restricted Payments payable pursuant to clause (f) above for the following fiscal quarter shall be limited to 75% of the Consolidated Net Income for the prior fiscal quarter (for the avoidance of doubt, determined on a stand-alone basis and not for the four fiscal quarter period then ended) and (C) if the Leverage Ratio, determined as of the end of any fiscal quarter, is less than 3.00 to 1.00, then Restricted Payments payable pursuant to clause (f) above for the following fiscal quarter shall be unlimited.

6.22 Corporate Changes. No Loan Party will, nor will it permit any of its Subsidiaries to, (a) change its fiscal year, (b) amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect materially adverse to the interests of the Lenders or (c) change its accounting method (except in accordance with GAAP) in any manner adverse to the interests of the Lenders, in each case, without the prior written consent of the Required Lenders.

6.23 Books and Records. The Loan Parties shall, and will cause each Subsidiary to, keep proper books, records and accounts in which true and correct entries in all material respects shall be recorded.

6.24 Public/Private Designation. The Loan Parties shall, and will cause each Subsidiary to, cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Loan Parties to the Agent and Lenders (collectively, “Information Materials”) and will designate Information Materials (i) that are either available to the public or not material with respect to the Loan Parties and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”

ARTICLE VII.

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default; provided, however, other than with respect to the representations and warranties and covenants that are expressly applicable as of the Effective Date, the occurrence of the following events shall only constitute a Default to the extent they occur after the Closing Date:

7.1 Misrepresentations. Any representation or warranty made or deemed made by or on behalf of the Loan Parties or any of their Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2	Nonpayment of Obligations.

(a) Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations (except Reimbursement Obligations) under any of the Loan Documents within three (3) Business Days after the same becomes due.

(b) Nonpayment of any Reimbursement Obligation within three (3) Business Days after L/C Issuer’s written demand.

7.3 Breach of Covenants~~(a)~~.

(a) Breach of Article VI Covenants. The breach by any Loan Party of any of the terms or provisions of subsections 6.1(a), 6.1(b), 6.1(c), Section 6.2, subsections 6.3(a), 6.3(b), Sections 6.4 (solely as such covenant relates to the Borrower in respect of maintenance of its valid existence and good standing in its jurisdiction of domicile) or 6.11 - 6.22 (but only to the extent that the failure to perform or observe the covenants in Section 6.11, 6.14 and 6.15 involves an aggregate (taking into account the amount of all such breaches) in excess of $20,000,000).

(b) Breach of Other Covenants. The breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document, including, without limitation, the failure to perform or observe the covenants in Sections 6.11, 6.14 and 6.15 involving an aggregate (taking into account the amount of all such breaches) amount equal to or less than $20,000,000; provided, with respect to this clause (b) only, such breach or failure to comply is not cured (to the extent capable of being cured) within thirty (30) days of its occurrence.

7.4 Bankruptcy Default. (i) A Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due.

7.5 [Reserved].

7.6 Other Indebtedness. Any Loan Party or any of its Subsidiaries shall be in default in respect of any Indebtedness (other than the Obligations) having a principal amount in excess of $30,000,000, after taking into account all applicable requirements of notice, grace and cure; provided, that this Section 7.6 shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer and the repayment of such Indebtedness is permitted hereunder and under the documents providing for such Indebtedness or (y) termination events or similar events occurring under any Swap Agreement unless such Loan Party or such Subsidiary has failed to make any payment required as a result of any such termination or similar event; provided, further that, notwithstanding the foregoing, the occurrence of any acceleration or demand for acceleration, repayment, redemption or repurchase of or any default or event of default under the 2018 Cash America Notes or the related indenture, to the extent proximately caused by the Enova Disposition, shall not result in a Default or an Unmatured Default pursuant to this Section 7.6.

7.7 [Reserved].

7.8 [Reserved].

7.9 Invalidity of Guaranty. Except (i) in accordance with its terms, (ii) pursuant to any disposition permitted under this Agreement or (iii) in connection with the payment in full of the Obligations, any Loan Guaranty shall fail to remain in full force or effect or any action shall be taken by any Loan Guarantor to discontinue or to assert the invalidity or unenforceability of any Loan Guaranty, or any Loan Guarantor shall deny in writing that it has any additional or further liability under any Loan Guaranty to which it is a party, or shall give notice to such effect.

7.10 Change in Control. A Change in Control occurs.

7.11 Judgment Default. (i) One or more judgments or decrees shall be entered against a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) involving in the aggregate a liability (to the extent not covered by insurance) of $30,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within the earlier of (A) ten (10) Business Days from the entry thereof or (B) the expiration of the period during which an appeal of such judgment or decree is permitted or (ii) any injunction, temporary restraining order or similar decree shall be issued against a Loan Party or any of its Subsidiaries that, individually or in the aggregate, could result in a Material Adverse Effect.

7.12 ERISA Default. The occurrence of any of the following: (i) a Lien in favor of the PBGC or a Plan that is reasonably expected to result in material liability to a Loan Party or Subsidiary shall arise on the assets of a Loan Party or any Subsidiary of a Loan Party, (ii) a Reportable Event shall occur with respect to any Plan that is reasonably expected to result in material liability to a Loan Party or Subsidiary of a Loan Party, (iii) proceedings for the termination of, or the appointment of a trustee to administer, any Plan shall be instituted by the PBGC if such proceedings are reasonably expected to result in liability to a Loan Party or any Subsidiary of a Loan Party, or (iv) a Loan Party or any Subsidiary of a Loan Party shall incur any liability that could be reasonably expected to result in a Material Adverse Effect in connection with a complete or partial withdrawal from, or the “insolvency” (within the meaning of Section 4245 of ERISA) or “reorganization” (within the meaning of Section 4241 of ERISA) of, any Multiemployer Plan.

7.13 [Reserved].

7.14 [Reserved].

7.15 Reviews and/or Fines. (i) The final and non-appealable results of any investigation, review or proceeding instituted against the Borrower or any Loan Party by a Governmental Authority or (ii) the levy of any final and non-appealable fine against the Borrower or any Loan Party in connection therewith, in the case of (i) or (ii) that could reasonably be expected to have a Material Adverse Effect.

ARTICLE VIII.

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Acceleration. If any Default described in Section 7.4 occurs with respect to any Loan Party or any of its Subsidiaries, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action in the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Loan Parties hereby expressly waive. In addition, if any Default occurs, the L/C Issuer may declare the obligation to make L/C Credit Extensions to be suspended and/or terminated and, further, require the Borrower to secure the L/C Obligations with Cash Collateral, in an amount equal to the Outstanding Amount of the L/C Obligations.

8.2 Amendments.

Neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan

Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.3 or the waiver of any Default or mandatory prepayment shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or L/C Borrowing or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby, (iii) postpone the maturity of any Loan, or the reimbursement date with respect to any L/C Borrowing, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change any of the provisions of this Section without the written consent of each Lender, (v) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or substantially all the value of the Guarantees under the Loan Guaranty (except as expressly provided in this Agreement or any other Loan Document) without the written consent of each Lender, (vii) subordinate the Loans to any other Indebtedness without the consent of each Lender, (viii) [Reserved] or (ix) amend, modify or waive the pro rata sharing of payments by and among the Lenders without the written consent of each Lender directly and adversely affected thereby. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating to the L/C Issuer shall be effective without the written consent of the L/C Issuer. The Agent may waive payment of the fee required under Section 12.3(b) without obtaining the consent of any other party to this Agreement.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrower and the other Loan Parties shall not be required for any amendment, modification or waiver of the provisions of Article X which do not, in any way, adversely affect the Borrower or any other Loan Party.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code in Title 11 of the United States Code supersedes the unanimous consent provisions set forth herein, (b) the Required Lenders may consent to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and (c) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (i) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) to the extent such amendment, waiver or consent impacts such Defaulting Lender more than the other Lenders.

Notwithstanding any of the foregoing to the contrary, (x) the Agent and the Borrower may, without the consent of any Lender, amend, modify or supplement this Agreement or any other Loan

Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender (in the reasonable good faith determination of the Agent) and (y) the Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.6(b) in accordance with the terms of Section 3.6(b).

8.3 Preservation of Rights. No delay or omission of the Lenders or the Agent or the L/C Issuer to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations (including the L/C Obligations) have been Paid in Full.

ARTICLE IX.

GENERAL PROVISIONS

9.1 Survival of Representations. All representations and warranties of the Loan Parties contained in this Agreement shall survive the making of the Loans herein contemplated.

9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Loan Parties, the Agent and the Lenders and supersede all prior agreements and understandings among the Loan Parties, the Agent and the Lenders relating to the subject matter thereof.

9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

9.6 Expenses; Indemnification.

(a) The Borrower shall reimburse the Agent for any out-of-pocket expenses (including reasonable attorneys’ fees and expenses of one outside counsel to the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any out-of-pocket expenses (including reasonable attorneys’ fees and expenses) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents after a Default (including, without limitation, reasonable fees of (x) a single external legal counsel (and appropriate local counsel) for the Agent, (y) a single external legal counsel (and appropriate local counsel) for the Lenders and (z) to the extent a Lender determines, after consultation with legal counsel, that an actual or potential conflict may require use of separate counsel by such Lender, separate legal counsel for such Lender, but excluding in each case salaries of the Agent’s or such Lender’s regularly employed personnel and overhead). The Borrower acknowledges that from time to time Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by the Agent from information furnished to it by or on behalf of the Borrower, after the Agent has exercised its rights of inspection pursuant to this Agreement.

(b) The Borrower hereby further agrees to indemnify the Agent and each Lender and each Related Party of any of the foregoing Persons (collectively, each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender or Related Party is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder (but limited, in the case of legal fees and expenses, to one counsel to the Indemnitees, taken as a whole and, solely in the case of a conflict of interest, one additional counsel to the affected Indemnitees, taken as a whole and if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Indemnitees, taken as a whole and, solely in the case of a conflict of interest, one additional local counsel to all affected Indemnitees, taken as a whole) except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification (IT BEING THE INTENT OF THE PARTIES THAT EACH INDEMNITEE BE INDEMNIFIED AGAINST THE CONSEQUENCES OF ITS OWN NEGLIGENCE). This Section 9.6(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

9.8 [Reserved].

9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. No party to this Agreement shall have any liability with respect to, and each such party hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any other party hereto in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby; provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

9.11 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices), (b) to legal counsel, accountants, and other professional advisors to such Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices), (c) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section, to a Transferee, (d) to regulatory officials, (e) to any Person as requested pursuant to or as required by law, regulation, or legal process, (f) in connection with the exercise of any remedies hereunder or under any Loan Document or any other action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) to (i) any actual or prospective party (or its partners, directors, officers, employees, managers, administrators, trustees, agents, advisors or other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Loan Parties, the Loans and Loan Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) permitted by Section 12.4; (i) to any other party hereto; and (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; provided, unless specifically prohibited by applicable law or court order, the Agent, the L/C Issuer and each Lender shall make reasonable efforts to notify the Borrower of any request by any regulatory authority, governmental agency or representative thereof under clause (d) or (e) above (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such regulatory authority or governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

9.13 Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable: (A) a reduction in full or in part or cancellation of any such liability; (B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

9.14 Amendment and Restatement. This Agreement continues in effect the Existing Credit Agreement, and the Existing Credit Agreement shall be amended and restated in its entirety by the terms and provisions of this Agreement, which shall supersede all terms and provisions of the Existing Credit Agreement effective from and after the Closing Date. This Agreement is not intended to, and shall not, constitute a novation of any indebtedness or other obligations owing by the Loan Parties under the Existing Credit Agreement or a waiver or release of any indebtedness or other obligations owing, or any “Default” or “Event of Default” (each as defined in the Existing Credit Agreement) existing, under the Existing Credit Agreement based on any facts or events occurring or existing at or prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the credit facilities described herein, and all “Secured Obligations” (as defined in the Existing Credit Agreement) of the Borrower that are not being paid on such date and remain outstanding as of such date under the Existing Credit Agreement, shall be deemed to be Loan Party Obligations under the corresponding facilities described herein, without further action by any Person.

9.15 Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.15, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE X.

THE AGENT

10.1 Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Wells Fargo to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions other than Sections 10.9 and 10.10. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2 Nature of Duties.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the L/C Issuer hereunder. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.3 Exculpatory Provisions.

The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its obligations hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Borrower, a Lender or the L/C Issuer.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

10.4 Reliance by Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Notice of Default.

The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Unmatured Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Unmatured Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

10.6 Non-Reliance on Agent and Other Lenders.

Each Lender and the L/C Issuer expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.7	Indemnification.

The Lenders agree to indemnify the Agent and the L/C Issuer in their respective capacities hereunder and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective Pro Rata Shares in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated by this agreement or the other Loan Documents or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.

10.8 Agent in Its Individual Capacity.

The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

10.9 Resignation of Agent.

(a) The Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent of the Borrower if no Default has occurred and is continuing (which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, with the prior written consent of the Borrower if no Default has occurred and is continuing (which consent shall not be unreasonably withheld or delayed), by notice in writing to the Borrower and such Person remove such Person as Agent and, with the prior written consent of the Borrower if no Default has occurred and is continuing (which consent shall not be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral held by the Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article, Sections 9.6, 9.10 and 10.7 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

(d) Any resignation by Wells Fargo, as Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.10 Guaranty Matters.

(a) The Lenders and any provider of Banking Services irrevocably authorize and direct the Agent to release any Loan Guarantor from its obligations under the applicable Loan Guaranty if such Person ceases to be a Loan Guarantor as a result of a transaction permitted hereunder.

(b) In connection with a termination or release pursuant to this Section, the Agent shall promptly execute and deliver to the applicable Loan Party, at the Borrower’s expense, all documents that the applicable Loan Party shall reasonably request to evidence such termination or release. Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release any Loan Guarantor from its obligations under the Loan Guaranty pursuant to this Section.

10.11 Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.11 shall survive payment of the Obligations and termination of this Agreement.

10.12 Banking Services.

Except as otherwise provided herein, no provider of Banking Services that obtains the benefits of Sections 2.23 and 8.1, or any Loan Guaranty by virtue of the provisions hereof or of any Loan Guaranty or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. The Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Loan Party Obligations arising under Banking Services unless the Agent has received written notice of such Banking Services Obligations, together with such supporting documentation as the Agent may request, from the applicable provider of Banking Services.

10.13 Erroneous Payments.

(a) Each Lender, each L/C Issuer, each other secured party and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or L/C Issuer or any other secured party (or the Lender Affiliate of a secured party) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender, L/C Issuer or other secured party (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.13(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.1 and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 10.13 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 10.13 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 10.13 will constitute a waiver or release of any claim of the Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE XI.

SETOFF; RATABLE PAYMENTS

11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the L/C Issuer and the other Lenders, and (ii) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII.

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

12.2 Participations.

(a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities other than any Ineligible Institution (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Maturity Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan, in either case, if such release requires the consent of all of the Lenders.

(c) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or as required under applicable law to fulfill such Person’s reporting and withholding obligations if any under FATCA. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

12.3 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the L/C Issuer that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this

Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the L/C Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Payment Event of Default or Bankruptcy Event has occurred and is continuing, any other assignee (other than an Ineligible Institution); and

(B) the Agent; provided that no consent of the Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund;

(ii)	Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Borrower and the Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Payment Event of Default or Bankruptcy Event has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(D) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in which the assignee designates one or more contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(E) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

For the purposes of this Section 12.3(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) the Borrower or any Affiliate thereof, (b) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (b), (c) a natural person, (d) any Person who is primarily engaged in the business of providing pawn services and products and/or cash advance services and products or (e) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (i) has not been established for the primary purpose of acquiring any Loans or Commitments, (ii) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (iii) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of a Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding funded and/or unfunded Commitment, as the case may be.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2, 3.4, 3.5 and 9.6). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent, the L/C Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the L/C Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In addition, the Agent shall maintain on the Register information regarding the designation and revocation of designation, of any Lender as a Defaulting Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Loan Parties and their Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

ARTICLE XIII.

NOTICES

13.1 Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (c) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

13.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV.

CHOICE OF LAW; CONSENT TO JURISDICTION;

WAIVER OF JURY TRIAL; MAXIMUM RATE

15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE

WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN FORT WORTH, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN FORT WORTH, TARRANT COUNTY, TEXAS.

15.3 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.4 MAXIMUM RATE. THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS ARE INTENDED TO BE PERFORMED IN ACCORDANCE WITH, AND ONLY TO THE EXTENT PERMITTED BY, ALL APPLICABLE USURY LAWS. IF ANY PROVISION HEREOF OR OF ANY OF THE OTHER LOAN DOCUMENTS OR THE APPLICATION THEREOF TO ANY PERSON OR CIRCUMSTANCE SHALL, FOR ANY REASON AND TO ANY EXTENT, BE INVALID OR UNENFORCEABLE, NEITHER THE APPLICATION OF SUCH PROVISION TO ANY OTHER PERSON OR CIRCUMSTANCE NOR THE REMAINDER OF THE INSTRUMENT IN WHICH SUCH PROVISION IS CONTAINED SHALL BE AFFECTED THEREBY AND SHALL BE ENFORCED TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAWS. IT IS EXPRESSLY STIPULATED AND AGREED TO BE THE INTENT OF THE BORROWER AND THE AGENT AND THE LENDERS TO AT ALL TIMES COMPLY WITH THE USURY AND OTHER APPLICABLE LAWS NOW OR HEREAFTER GOVERNING THE INTEREST PAYABLE ON THE OBLIGATIONS. IF THE APPLICABLE LAW IS EVER REVISED, REPEALED OR JUDICIALLY INTERPRETED SO

AS TO RENDER USURIOUS ANY AMOUNT CALLED FOR UNDER THIS AGREEMENT OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR CONTRACTED FOR, CHARGED, TAKEN, RESERVED OR RECEIVED WITH RESPECT TO THE OBLIGATIONS, OR IF THE AGENT’S OR THE LENDERS’ EXERCISE OF THE OPTION TO ACCELERATE THE MATURITY OF ANY NOTE, OR IF ANY PREPAYMENT OF ANY NOTE RESULTS IN THE PAYMENT OF ANY INTEREST IN EXCESS OF THAT PERMITTED BY LAW, THEN IT IS THE EXPRESS INTENT OF THE BORROWER AND THE APPLICABLE LENDER THAT ALL EXCESS AMOUNTS THERETOFORE COLLECTED BY THE LENDER BE CREDITED ON THE PRINCIPAL BALANCE OF THE NOTE (OR, IF THE NOTES AND ALL OF THE OBLIGATIONS HAVE BEEN PAID IN FULL, REFUNDED), AND THE PROVISIONS OF THE NOTES AND THE OTHER LOAN DOCUMENTS IMMEDIATELY BE DEEMED REFORMED AND THE AMOUNTS THEREAFTER COLLECTABLE HEREUNDER AND THEREUNDER REDUCED, WITHOUT THE NECESSITY OF THE EXECUTION OF ANY NEW DOCUMENT, SO AS TO COMPLY WITH THE THEN APPLICABLE LAWS, BUT SO AS TO PERMIT THE RECOVERY OF THE FULLEST AMOUNT OTHERWISE CALLED FOR HEREUNDER OR THEREUNDER. ALL SUMS PAID, OR AGREED TO BE PAID, FOR THE USE, FORBEARANCE, DETENTION, TAKING, CHARGING, RECEIVING OR RESERVING ON THE OBLIGATIONS SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, BE AMORTIZED, PRORATED, ALLOCATED AND SPREAD THROUGHOUT THE FULL TERM OF SUCH OBLIGATIONS UNTIL PAYMENT IN FULL SO THAT THE RATE OR AMOUNT OF INTEREST ON ACCOUNT OF SUCH OBLIGATIONS DOES NOT EXCEED THE USURY CEILING FROM TIME TO TIME IN EFFECT AND APPLICABLE THERETO FOR SO LONG AS DEBT IS OUTSTANDING UNDER THE NOTES. TO THE EXTENT THAT THE AGENT AND THE LENDERS ARE RELYING ON CHAPTER 303 OF THE TEXAS FINANCE CODE TO DETERMINE THE MAXIMUM RATE (“MAXIMUM RATE”) PAYABLE ON THE NOTES, THE AGENT AND THE LENDERS WILL UTILIZE THE WEEKLY CEILING FROM TIME TO TIME IN EFFECT AS PROVIDED IN SUCH CHAPTER 303. TO THE EXTENT FEDERAL LAW PERMITS THE AGENT AND THE LENDERS TO CONTRACT FOR, CHARGE OR RECEIVE A GREATER AMOUNT OF INTEREST, BANK WILL RELY ON FEDERAL LAW INSTEAD OF SUCH ARTICLE FOR THE PURPOSE OF DETERMINING THE MAXIMUM RATE. ADDITIONALLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW NOW IN EFFECT, BANK MAY, AT ITS OPTION AND FROM TIME TO TIME, IMPLEMENT ANY OTHER METHOD OF COMPUTING THE MAXIMUM RATE UNDER SUCH ARTICLE, OR UNDER OTHER APPLICABLE LAW BY GIVING NOTICE, IF REQUIRED, TO THE BORROWER AS PROVIDED BY APPLICABLE LAW NOW OR HEREAFTER IN EFFECT. IN NO EVENT SHALL THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) APPLY TO THE OBLIGATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS, IT IS NOT THE INTENTION OF THE AGENT OR ANY LENDER TO ACCELERATE THE MATURITY OF ANY INTEREST THAT HAS NOT ACCRUED AT THE TIME OF SUCH ACCELERATION OR TO COLLECT UNEARNED INTEREST AT THE TIME OF SUCH ACCELERATION.

ARTICLE XVI.

LOAN GUARANTY

16.1 Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Loan Party Obligations and all costs and expenses including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees (excluding allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agent, the L/C Issuer and the Lenders if and to the extent permitted under this Agreement in endeavoring to collect all or any part of the Loan Party Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Loan Party Obligations (such costs and expenses, together with the Loan Party Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

16.2 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Agent, the L/C Issuer or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

16.3 No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Agent, the L/C Issuer, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Agent, the L/C Issuer or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Agent, the L/C Issuer or any

Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the payment in full in cash of the Guaranteed Obligations).

16.4 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Loan Guarantor, other than the payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Agent may, at its election, act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty, except to the extent the Guaranteed Obligations have been fully and paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

16.5 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Guaranteed Obligations have been Paid in Full.

16.6 Reinstatement; Stay of Acceleration. Notwithstanding any provisions herein to the contrary, if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agent, the L/C Issuer and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Agent.

16.7 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan

Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Agent, the L/C Issuer nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

16.8 Termination. Each of the Lenders and the L/C Issuer may continue to make loans or extend credit to the Borrower based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice and subject to Section 16.10 of this Agreement, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

16.9 Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required under Section 3.5 of this Agreement.

16.10 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Agent, the L/C Issuer or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Agent, the L/C Issuer and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Agent, the L/C Issuer or the Lenders hereunder, provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

16.11 Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article XVI, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of all of the Agent, the L/C Issuer, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

16.12 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article XVI is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agent, the L/C Issuer and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

16.13 Keepwell. Without limiting anything in this Article XVI, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Loan Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act at the time the guarantee under this Article XVI becomes effective with respect to any Swap Obligation, to honor all of the Obligations of such Loan Guarantor under this Article XVI in respect of such Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 16.13 for the maximum amount of such liability that can be hereby incurred without rendering its undertaking under this Section 16.13, or otherwise under this Article XVI, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The undertaking of each Qualified ECP Guarantor under this Section 16.13 shall remain in full force and effect until termination of the Commitments and payment in full of all Loans and other Obligations. Each Qualified ECP Guarantor intends that this Section 16.13 constitute, and this Section 16.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Loan Guarantor that would otherwise not constitute an “eligible contract participant” under the Commodity Exchange Act.

16.14 Entire Agreement. This Loan Guaranty supersedes all prior written and oral agreements and understandings, if any, regarding the subject matter of this Loan Guaranty; provided, however, this Loan Guaranty is in addition to and does not replace, cancel, modify or affect any other guaranty of Loan Guarantor now or hereafter held by Bank that relates to Borrower and different indebtedness.

16.15 Texas Pawnshop Act. Notwithstanding anything to the contrary contained in this Article XVI, any other provision of this Agreement or any other Loan Document, to the extent required by applicable law, Agent and Lenders hereby agree to subordinate any rights and/or claims they may have against the current assets (as such term is defined in the Texas Pawnshop Act) of any Loan Party in order for such Loan Party to meet the net asset requirement of the Texas Pawnshop Act.

ARTICLE XVII.

STATUTE OF FRAUDS NOTICE

~~17.1~~ ENTIRE AGREEMENT – SECTION 26.02 NOTICE. IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE A WRITTEN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Annex B

Commitments

Lender	Commitment	Pro Rata Share
Wells Fargo Bank, National Association	$150,000,000.00	25.423728814%
Fifth Third Bank, National Association	$75,000,000.00	12.711864407%
Texas Capital Bank, National Association	$65,000,000.00	11.016949153%
BOKF, NA d/b/a Bank of Texas	$55,000,000.00	9.322033898%
Zions Bancorporation, N.A. dba Amegy Bank	$50,000,000.00	8.474576271%
First Horizon Bank (f/k/a First Tennessee Bank National Association)	$35,000,000.00	5.932203390%
Prosperity Bank, a Texas banking association, successor by merger to LegacyTexas Bank	$35,000,000.00	5.932203390%
Southside Bank	$35,000,000.00	5.932203390%
Veritex Community Bank	$35,000,000.00	5.932203390%
Independent Bank	$30,000,000.00	5.084745763%
CrossFirst Bank	$25,000,000.00	4.237288136%
Total	$590,000,000.00	100.000000000%

Annex C

Exhibit “F”

[see attached]

EXHIBIT F

[FORM OF]

BORROWING NOTICE

TO:	Wells Fargo Bank, National Association, as Agent

RE:

Amended and Restated Credit Agreement, dated as of July 25, 2016, by and among FirstCash, Inc. (f/k/a First Cash Financial Services, Inc.), a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Pursuant to Section 2.8 of the Credit Agreement, the Borrower hereby requests the following (the “Proposed Borrowing”):

Loan(s) be made as follows:

Borrowing Date[1]	Amount	Type of Advance (CB Floating Rate Advance/ SOFR Advance)	Interest Period one, three or six months — for SOFR Advances only)

NOTE:

Each SOFR Advance shall be in the minimum amount of $100,000.00 (and in multiples of $100,000.00 if in excess thereof), and each CB Floating Rate Advance shall be in the minimum amount of $25,000.00 (and in multiples of $25,000.00 if in excess thereof); provided, however, that any CB Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

a) There exists no Default or Unmatured Default.

[1]

This irrevocable Borrowing Notice must be delivered to Agent not later than 11:00 a.m. (Fort Worth, Texas time) at least one (1) Business Day before the Borrowing Date (two (2) U.S. Government Securities Business Days in the case of a SOFR Advance).

b) At the time of and immediately after giving effect to the Proposed Borrowing, the representations and warranties contained in Article V of the Credit Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of the Proposed Borrowing as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

c) Immediately after giving effect to the making of the Proposed Borrowing (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Loans plus outstanding L/C Obligations shall not exceed the Aggregate Commitment then in effect and (ii) the outstanding L/C Obligations shall not exceed the Letter of Credit Sublimit.

d) [If the issuance of a Letter of Credit is requested, (i) all conditions set forth in Section 2.19 of the Credit Agreement have been satisfied and (ii) there exists no Lender that is a Defaulting Lender unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the L/C Issuer’s risk with respect to such Defaulting Lender’s L/C Obligations.]

This Borrowing Notice may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

FIRSTCASH, INC.,
a Delaware corporation

By:

Name:

Title: